                                                                 EXHIBIT 10.1

     WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE
        DENOTED BY AN ASTERISK *), SUCH CONFIDENTIAL INFORMATION HAS BEEN
         SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                       LICENSE AND COLLABORATION AGREEMENT

                                     BETWEEN

                                 ALKERMES, INC.

                                       AND

                                 CEPHALON, INC.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS......................................................    1

ARTICLE 2 MANAGEMENT OF THE COLLABORATION..................................    2

   2.1     Joint Steering Committee........................................    2
   2.2     Modifications to Agreement after Sharing of Distributable Loss and Distributable Profit Converts to a Royalty-Based
              Arrangement..................................................   17

ARTICLE 3 DEVELOPMENT......................................................   18

   3.1     Development Team................................................   18
   3.2     Accounting and Financial Reporting for DT and CT................   20
   3.3     Development Efforts.............................................   21
   3.4     Development Responsibilities....................................   21
   3.5     Pharmacovigilence and Adverse Event Reporting...................   24
   3.6     Development Costs...............................................   24
   3.7     Development Plan Budget.........................................   24
   3.8     Limitation on Development Team Decision Making..................   25

ARTICLE 4 COMMERCIALIZATION................................................   25

   4.1     Commercialization Efforts.......................................   25
   4.2     Commercialization Team..........................................   26
   4.3     Contents of Commercialization Plan..............................   28
   4.4     Compliance with Law.............................................   29
   4.5     Corporate Name and Logo.........................................   30
   4.6     Sales and Distribution..........................................   30
   4.7     Commercialization Costs.........................................   30
   4.8     Commercialization Plan Budget...................................   30
   4.9     Product Label and Packaging.....................................   31
   4.10    Promotional Materials...........................................   31
   4.11    Sales Force.....................................................   32
   4.12    Training Materials..............................................   34
   4.13    Samples.........................................................   35
   4.14    Medical Inquiries...............................................   35
   4.15    Limitation on Commercialization Team Decision Making............   35

ARTICLE 5 MANUFACTURE AND SUPPLY...........................................   36

   5.1     Supply Agreement................................................   36
   5.2     Supply Team.....................................................   36
   5.3     Supply Costs....................................................   36

ARTICLE 6 LICENSE GRANTS AND ASSIGNMENTS...................................   36

   6.1     Patent and Know-How License Grant...............................   36
   6.2     Alkermes Patents Update.........................................   37
   6.3     Trademark Assignment............................................   37
   6.4     Trademark License...............................................   37
   6.5     Corporate Name and Logo.........................................   38
   6.6     ROW Territory...................................................   38
   6.7     Termination of License to Contested Patent Rights...............   39

ARTICLE 7 INTELLECTUAL PROPERTY RIGHTS.....................................   39

   7.1     Ownership of Intellectual Property..............................   39
   7.2     Disclosure of Patentable Inventions.............................   40
   7.3     Patent Committee................................................   40
   7.4     Patent Filings..................................................   41
   7.5     Defense and Enforcement Rights..................................   43
   7.6     Infringement Defense............................................   45
   7.7     Third-Party Patent Licenses.....................................   46
   7.8     Patent Marking..................................................   46
   7.9     Trademark Maintenance...........................................   46
   7.10    Trademark Infringement..........................................   47

ARTICLE 8 CONFIDENTIALITY..................................................   47

   8.1     Confidentiality.................................................   47
   8.2     Authorized Use and Disclosure...................................   48
   8.3     Survival........................................................   49
   8.4     Publications....................................................   49

ARTICLE 9 UP-FRONT PAYMENT, MILESTONE PAYMENTS
   AND PROFIT SPLIT.....................................................      50

   9.1     Up-front Payment................................................   50
   9.2     Milestone Payments..............................................   51
   9.3     Profit Sharing..................................................   51
   9.4     Reporting Net Sales and Shared Expenses.........................   51
   9.5     Financial Reconciliation........................................   52
   9.6     Generic Product.................................................   53
   9.7     Records and Reporting; Audits...................................   54
   9.8     Manner of Payment...............................................   55
   9.9     Interest on Late Payments.......................................   55
   9.10    Taxes...........................................................   55
   9.11    [**]............................................................   56

ARTICLE 10 REPRESENTATIONS AND WARRANTIES..................................   59

   10.1    Disclaimer......................................................   59
   10.2    Mutual Representations and Warranties...........................   59
   10.3    Alkermes Representations and Warranties.........................   59
   10.4    No Guaranty of Development or Commercialization Success.........   61

ARTICLE 11 LIABILITY.......................................................   61

   11.1    Limitation of Liability.........................................   61
   11.2    Cephalon Indemnification........................................   61
   11.3    Alkermes Indemnification........................................   62
   11.4    Insurance.......................................................   64

ARTICLE 12 DISPUTE RESOLUTION..............................................   65

   12.1    Disputes........................................................   65
   12.2    Reserved Disputes...............................................   66
   12.3    Arbitration.....................................................   67
   12.4    Jurisdiction....................................................   67
   12.5    Determination of Disputes Relating to Patents
              and Other Intellectual Property..............................   67

ARTICLE 13 TERM AND TERMINATION............................................   68

   13.1    Term............................................................   68
   13.2    Right to Terminate for Breach...................................   68
   13.3    Cephalon's Right to Terminate...................................   68
   13.4    Alkermes' Rights on Termination.................................   69
   13.5    Cephalon's Rights on Termination................................   70
   13.6    Cephalon's Rights on Expiration.................................   71
   13.7    Right to Terminate Upon Bankruptcy..............................   71
   13.8    Survival of Certain Provisions..................................   72

ARTICLE 14 GENERAL PROVISIONS..............................................   72

   14.1    Notices.........................................................   72
   14.2    Governing Law...................................................   73
   14.3    Entire Agreement; Amendment.....................................   73
   14.4    Binding Effect and Assignment...................................   73
   14.5    Waiver..........................................................   73
   14.6    Severability....................................................   74
   14.7    Publicity.......................................................   74
   14.8    Counterparts....................................................   74
   14.9    Force Majeure...................................................   74
   14.10   Ambiguities.....................................................   75

   14.11   Headings........................................................   75
   14.12   No Partnership..................................................   75
   14.13   Use of Names, Trade Names and Trademarks........................   75
   14.14   Performance by an Affiliate.....................................   75
   14.15   Non-Solicitation of Employees...................................   75

Exhibit A Alkermes Patents
Exhibit B Alkermes Manufacturing Patents
Exhibit C Vivitrex Trademark and Medisorb Trademark
Exhibit D Development Plan for Calendar Years 2005 and 2006
Exhibit E [**]
Exhibit F Press Release

     WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK *), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
                           FOR CONFIDENTIAL TREATMENT.

                       LICENSE AND COLLABORATION AGREEMENT

     This License and Collaboration Agreement (the "Agreement") is entered into effective as of June 23, 2005 (the "Effective Date") by and between Alkermes, Inc., a Pennsylvania corporation with its principal office at 88 Sidney Street, Cambridge, Massachusetts 02139 ("Alkermes"), and Cephalon, Inc., a Delaware corporation with its principal office at 41 Moores Road, Frazer, Pennsylvania 19355 ("Cephalon").

                                   RECITALS:

     WHEREAS, Alkermes is developing an injectable sustained-release microsphere form of the pharmaceutical compound naltrexone for the treatment and/or prevention of alcohol abuse/dependence or other indications approved for development pursuant to this Agreement; and

     WHEREAS, Cephalon and Alkermes wish to collaborate in the development of the Products (as defined herein) for use and sale in the Field (as defined herein) in the Territory (as defined herein); and

     WHEREAS, Cephalon has experience and expertise in the commercialization of pharmaceutical products and will promote, market and sell the Products in the Field in the Territory; and

     WHEREAS, Alkermes will manufacture and supply to Cephalon the Medisorb Product (as defined herein) pursuant to the terms of a Supply Agreement (as defined herein); and

     WHEREAS, the Parties intend through these various arrangements, subject to budget constraints and other limitations set forth herein, to maximize the profitability of the Products in the Field in the Territory; and

     WHEREAS, Cephalon and Alkermes therefore agree to undertake the foregoing, all under the terms and conditions set forth in this Agreement and for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 "ACT" shall mean the United States Food, Drug and Cosmetic Act, as

** CONFIDENTIAL TREATMENT REQUESTED
amended from time to time, and the regulations promulgated thereunder including the guidelines and guidance issued by the FDA.

     1.2 "ADDITIONAL PRODUCT TRADEMARK" shall have the meaning set forth in
Section 7.9.

     1.3 "AFFILIATE" with respect to any Party, shall mean any entity that controls, is controlled by, or is under common control with such Party, but only for so long as such control shall continue. For these purposes, "control" shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity.

     1.4 "ALKERMES KNOW-HOW" shall mean any Know-How, including any Collaboration Technology (other than Joint Know-How), that is Controlled by Alkermes or its Affiliates on the Effective Date or thereafter during the Term and that is necessary or directly related to the use, sale, offer for sale or import of the Products in the Field in the Territory, but shall not include Know-How covering only the Manufacture of a Product.

     1.5 "ALKERMES MANUFACTURING KNOW-HOW" shall mean any Know-How that is Controlled by Alkermes or its Affiliates on the Effective Date or thereafter during the Term and that is necessary or directly related to the Manufacture of the Products in the Territory or the Manufacture of the Products in the ROW Territory for use, sale, offer for sale or import in the Territory.

     1.6 "ALKERMES MANUFACTURING PATENTS" shall mean shall mean any Patent Rights that are Controlled by Alkermes or its Affiliates on the Effective Date or thereafter during the Term and that are necessary or directly related to the Manufacture of the Products in the Territory or the Manufacture of the Products in the ROW Territory for use, sale, offer for sale or import in the Territory, including those patents and patent applications listed on Exhibit B.

     1.7 "ALKERMES PATENTS" shall mean (i) the Patent Rights Controlled by Alkermes or its Affiliates on the Effective Date that are necessary or directly related to the use, sale, offer for sale or import of the Products in the Field in the Territory, including those patents and patent applications listed on Exhibit A, and (ii) any Patent Rights, including any patents or patent applications that claim Collaboration Technology (other than Joint Patents), that are Controlled by Alkermes or its Affiliates after the Effective Date and that are necessary or directly related to the use, sale, offer for sale or import of the Products in the Field in the Territory, but shall not include Patent Rights covering only the Manufacture of a Product.

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
     1.8 "BUSINESS DAY" shall mean a day on which banking institutions in New York, New York are open for business.

     1.9 "CALL" shall mean a face-to-face meeting in an individual, hospital or group setting between a Sales Representative and one or more Target Prescribers.

     1.10 "CEPHALON COMMERCIALIZATION COSTS" shall have the meaning set forth in
Section 4.1.2.

     1.11 "CEPHALON KNOW-HOW" shall mean any Know-How, including any Collaboration Technology (other than Joint Know-How), that is Controlled by Cephalon or its Affiliates on the Effective Date or thereafter during the Term and that is necessary or directly related to the Manufacture, use, sale, offer for sale or import of the Products in the Field in the Territory.

     1.12 "CEPHALON PATENTS" shall mean any Patent Rights, including any patent or patent applications that claim Collaboration Technology (other than Joint Patents), that are Controlled by Cephalon or its Affiliates on the Effective Date or thereafter during the Term and that are necessary or directly related to the Manufacture, use, sale, offer for sale or import of the Products in the Field in the Territory.

     1.13 "CLINICAL STUDIES" means human studies designed to measure the safety and/or efficacy of a Product. Clinical Studies include Phase I clinical trials, Phase II clinical trials, Phase III clinical trials, and Phase IV clinical trials other than Post Marketing Clinical Trials.

     1.14 "CLINICAL SUPPLIES" shall mean supplies of the Products, Placebo and diluent to be used for the conduct of pre-clinical studies and/or Clinical Studies of a Product in the Field pursuant to a Development Plan.

     1.15 "CODE" shall mean the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA) and the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, as either of the foregoing may be amended from time to time.

     1.16 "COLLABORATION TECHNOLOGY" shall mean any Know-How developed, made or conceived by or on behalf of a Party pursuant to a Development Plan or Commercialization Plan that relates to a Product or Naltrexone or the Manufacture or use in the Field of a Product or Naltrexone.

     1.17 "COMMERCIAL SUPPLIES" shall mean supplies of the Products (i) for commercial sale by Cephalon and its Affiliates in the Field in the Territory pursuant to this Agreement or (ii) for compassionate use, use in investigator-sponsored Clinical

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
Studies or Post Marketing Clinical Trials in the Field in the Territory pursuant to this Agreement.

     1.18 "COMMERCIALIZATION" (including variations such as "COMMERCIALIZE" and the like) shall mean the performance of any and all activities directed to promoting, marketing, importing, exporting, distributing, selling or offering to sell (including pre-marketing), sampling, Post Marketing Clinical Trials and post-marketing drug surveillance of the Products in the Field in the Territory.

     1.19 "COMMERCIALIZATION COSTS" shall mean direct costs incurred (i.e., paid or accrued) after the Effective Date by or on behalf of either Party in accordance with GAAP applied on a consistent basis to the extent attributable to fulfilling such Party's responsibilities under the Commercialization Plan in accordance therewith and with this Agreement, all as calculated in accordance with Section 9.7. Commercialization Costs shall also comprise the costs of Commercialization performed by Cephalon's or its Affiliates' or Alkermes' or its Affiliates' FTEs at the Commercialization FTE Rate or the Treatment System Specialist FTE Rate, as applicable, and performance of the Parties' Sales Representative FTEs at the Sales Representative FTE Rate. Such direct costs shall include:

          (I) costs of internal marketing, scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be documented;

          (II) costs of Post Marketing Clinical Trials for a Product included within the Commercialization Plan, as well as the Fully Burdened Manufacturing Cost of Commercial Supplies for such trials, any shipping and storage costs relating to such supplies;

          (III) costs of marketing, advertising, sampling and promoting the Products in the Field in the Territory, including by way of example educational expenses, speakers' programs and symposia, and marketing meetings, but solely to the extent reasonably allocable to the Products and excluding the costs of activities that promote a Party's business as a whole;

          (IV) costs of customer services, such as call centers, and services related to case management, patient reimbursement, technical complaints and medical and patient inquiries;

          (V) costs of developing sales force training materials and conducting sales force training sessions;

          (VI) costs of primary and secondary market research for the Territory and collection of data about sales to hospitals and other end users;

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
          (VII) costs of developing, producing and distributing Promotional Materials for the Territory, including copyright registrations therefor;

          (VIII) costs of contracting with managed care organizations, hospital systems, group purchasing organizations, physician networks, pharmacies and any other private or government healthcare provider or reimbursement entity, in each case solely with respect to the Products, or if not solely, as allocated among a Party's products on a fair and equitable basis;

          (IX) costs of communications and meetings with the FDA, exchange of information, assistance, medical inquiries, and post-market surveillance in connection with Products sold in the Territory, following the receipt of Regulatory Approval therefor;

          (X) costs of developing and carrying out the Medical Activity Plan for the Products, including costs for developing, producing and distributing medical information, developing and implementing continuing medical education programs, field-based medical affairs personnel and safety monitoring;

          (XI) costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging adverse events and other reportable information as provided in a safety data exchange agreement between the Parties to the extent relating to the Commercialization of the Products;

          (XII) costs and expenses of prosecuting, maintaining and defending the Vivitrex Trademark and the Additional Product Trademark in the Territory pursuant to Section 7.9 and trademark enforcement costs pursuant to Section 7.10;

          (XIII) Sales Representative FTE costs;

          (XIV) Treatment System Specialist FTE costs; and

          (XV) Distribution Costs.

     1.20 "COMMERCIALIZATION FTE RATE" shall mean initially an amount equal to [**] per FTE per year; on January 1, 2006, and annually thereafter, such amount shall be adjusted to reflect any increase, since the prior adjustment (or the initial rate, as applicable), in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Northeast Urban, based on the most recent monthly index available as of the adjustment date.

     1.21 "COMMERCIALIZATION PLAN" shall mean the marketing and sales plan intended to encourage sales of the Products in the Field in the Territory, as prepared and updated at least annually by the CT.

     1.22 "COMMERCIALLY REASONABLE EFFORTS" shall mean [**].

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     1.23 "[**]" shall have the meaning set forth in Section 9.11.

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
     1.24 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 8.1.

     1.25 "CONTROLLED" shall mean with respect to Patent Rights or Know-How that the applicable Party or its Affiliates, in whole or in part, owns or has a license to such patents or know-how and has the ability to grant a license or a sublicense, as applicable, or to otherwise disclose proprietary or trade secret information, to such other Party, without paying any consideration to any Third Party and without either violating the terms of any agreement or other arrangement with any Third Party existing and in effect at the time such Party would be required hereunder to grant the other Party such license or sublicense or misappropriating the proprietary or trade secret information of a Third Party.

     1.26 "CT" shall mean a commercialization team established pursuant to
Section 4.2.

     1.27 "DETAIL" OR "DETAILING" shall mean, with respect to the Products, the activity undertaken by a Sales Representative during a Call in which one or more Product benefits are verbally presented to one or more Target Prescribers, but shall exclude discussions at conventions, marketing meetings or seminars, and all forms of communication not involving face-to-face contact by a Sales Representative and a Target Prescriber. A Detail does not include a reminder or sample drop.

     1.28 "DEVELOPMENT" (including variations such as "DEVELOP" and "DEVELOPING") shall mean the performance of any and all activities relating to obtaining Regulatory Approval of a Product in the Field in the Territory and to supporting and expanding such Regulatory Approval, including activities relating to developing the ability to Manufacture and to continue to Manufacture the Product. Development activities include the performance by the Parties, their Affiliates or Third Parties of pre-clinical studies, pharmacokinetic studies, toxicology studies, formulation, test method development and stability testing, manufacturing process development, manufacturing technical support, validation and scale-up (including bulk compound production), manufacturing Clinical Supplies, quality assurance and quality control for formulations of a Product, Clinical Studies (including post-marketing Clinical Studies to obtain or support Regulatory Approval), and regulatory affairs including regulatory legal services.

     1.29 "DEVELOPMENT COSTS" shall mean the direct costs incurred (i.e., paid or accrued) after the Effective Date by or on behalf of either Party in accordance with GAAP applied on a consistent basis to the extent attributable to fulfilling such Party's responsibilities under the Development Plan in accordance therewith and with this Agreement, all as calculated in accordance with Section 9.7. Development costs shall also comprise costs of Development performed by Cephalon's or its Affiliates' or Alkermes' or its Affiliates' FTEs at the Development FTE Rate. Such direct costs shall include:

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
          (I) costs of internal scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be documented;

          (II) costs of research or development, including costs of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Product conducted internally or by individual investigators or consultants, necessary or desirable for the purpose of obtaining Regulatory Approval and for conducting post-marketing activities to support such Regulatory Approval;

          (III) Fully Burdened Manufacturing Costs of Clinical Supplies and any shipping and storage costs relating to such supplies;

          (IV) costs of manufacturing process development, validations, scale-up, quality assurance and quality control for formulations of a Product pursued by the Parties under any Development Plan, but excluding costs relating to the [**] Manufacturing process scale-up, validation of the [**] Manufacturing process or the Regulatory Approval of the [**] Manufacturing process that are required to obtain Regulatory Approval for the Medisorb Product for the Initial Indication (which costs shall be borne solely by Alkermes);

          (V) costs of preparing and reviewing data or information for the purpose of submitting to the FDA an NDA for a Product in the Field;

          (VI) costs of communications and meetings with the FDA, exchange of information and assistance until Regulatory Approval for the Product has been obtained; and

          (VII) costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging adverse events and other reportable information as provided in a safety data exchange agreement between the Parties to the extent relating to the Development of a Product in the Field in the Territory.

     1.30 "DEVELOPMENT FTE RATE" shall mean initially an amount equal to [**] per FTE per year; on January 1, 2006, and annually thereafter, such amount shall be adjusted to reflect any increase, since the prior adjustment (or the initial rate, as applicable), in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Northeast Urban, based on the most recent monthly index available as of the adjustment date.

     1.31 "DEVELOPMENT PLAN" shall mean a plan for the Development of a Product for one or more indications in the Field in the Territory, as prepared and updated at least annually by the DT.

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
     1.32 "DISTRIBUTABLE LOSS" AND "DISTRIBUTABLE PROFIT" shall mean the amount equal to Net Sales for the Products in the Field in the Territory in the applicable reporting period less the Shared Expenses, which shall be a Distributable Loss if negative and a Distributable Profit if zero (0) or positive.

     1.33 "DISTRIBUTION COSTS" shall mean costs incurred (i.e., paid and accrued) after the Effective Date by or on behalf of a Party to the extent attributable to the distribution of Commercial Supplies, including (i) distributor customer services, (ii) order entry, (iii) billing, (iv) warehousing, (v) freight and transportation for delivery of the Products to the end user and (vi) credit and collection services.

     1.34 "DT" shall mean a development team established pursuant to Section
3.1.

     1.35 "EFFECTIVE DATE" shall mean the date first written above.

     1.36 "FDA" shall mean the United States Food and Drug Administration or any successor agency.

     1.37 "FIELD" shall mean the treatment, prevention or diagnosis of any human disease, disorder or condition, including the treatment and/or prevention of alcohol abuse/dependence.

     1.38 "FILING PARTY" shall have the meaning set forth in Section 7.4.

     1.39 "FINISHED PRODUCT" shall mean a finished, packaged, labeled final dosage unit of a Product plus diluent and syringes.

     1.40 "FIRST COMMERCIAL SALE" shall mean the first commercial sale of a Finished Product in the Field in the Territory after Regulatory Approval has been obtained in the Territory for such Finished Product.

     1.41 "FTE" shall mean [**].

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     1.42 "FULLY BURDENED MANUFACTURING COST" shall mean the costs incurred
(i.e., paid or accrued) by a Party, its Affiliates or agents in the Manufacture of a Product, Placebo or diluent, as applicable, which shall be [**]. Fully Burdened Manufacturing Cost shall exclude [**] that are required to obtain Regulatory Approval for the Medisorb Product for the Initial Indication (which costs shall be borne solely by Alkermes). In addition, for the avoidance of doubt, any Manufacturing development costs that are included in Shared Expenses as Development Costs shall not be included as part of the Fully Burdened Manufacturing Cost.

     1.43 "GAAP" shall mean United States Generally Accepted Accounting Principles.

     1.44 "GENERIC PRODUCT" shall mean [**].

     1.45 "GOVERNMENT AUTHORITY" shall mean any court, tribunal, agency, department, legislative body, commission or other instrumentality of any federal, state, county, city or other political subdivision in the Territory.

     1.46 "INITIAL INDICATION" shall mean the alcohol abuse/dependence indication.

     1.47 "INITIAL INDICATION DEVELOPMENT COSTS" shall mean those Development Costs that are necessary to obtain Regulatory Approval for the Medisorb Product for the Initial Indication at the manufacturing scale and in the presentation form contained in NDA number 21-897 filed with the FDA by Alkermes on March 31, 2005; provided, however, that such costs shall only include the cost of one Phase III clinical trial (including the Fully Burdened Manufacturing Costs of Clinical Supplies for such trial) in addition to the Phase III clinical trial the data from which is included in such NDA and such costs shall not include any costs incurred after the receipt of such Regulatory Approval for the Medisorb Product, including any costs incurred to support or expand such Regulatory Approval.

     1.48 "IND" shall mean an Investigational New Drug Application for a Product or a [**] filed with the FDA pursuant to 21 C.F.R. Part 312.

     1.49 "[**]" shall mean [**].

     1.50 "JOINT KNOW-HOW" shall mean any Collaboration Technology developed, made or conceived jointly by or on behalf of Cephalon or its Affiliates and by or on behalf of Alkermes or its Affiliates.

     1.51 "JOINT PATENTS" shall mean any patent applications (including provisional patent applications) claiming discoveries or inventions that are conceived and reduced to practice jointly by or on behalf of Cephalon or its Affiliates and by or on behalf of Alkermes or its Affiliates and that claim Collaboration Technology, and all Patent Rights

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
related to such patent applications.

     1.52 "JSC" shall mean that joint steering committee established pursuant to
Section 2.1.

     1.53 "KNOW-HOW" shall mean all proprietary data, technical information, know-how, inventions, discoveries, trade secrets, processes, techniques, compositions, material, methods, formulas or improvements, whether patentable or not.

     1.54 "LAWS" or "LAW" shall mean all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any applicable Government Authority, including the Act.

     1.55 "MANUFACTURING" (including variations such as "MANUFACTURE") shall mean the performance of any and all activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance, testing and release, shipping and warehousing of the Products, Finished Products, Placebo, or diluent as applicable.

     1.56 "MARKETING PLAN" shall mean that portion of the Commercialization Plan described in Section 4.3.

     1.57 "MEDICAL ACTIVITY PLAN" shall mean that portion of the Commercialization Plan described in Section 4.3.

     1.58 "MEDISORB PRODUCT" shall mean a Product utilizing Alkermes' Medisorb(R) sustained-release technology as described in NDA number 21-897 filed with the FDA by Alkermes on March 31, 2005.

     1.59 "MEDISORB TRADEMARK" shall mean the mark MEDISORB, and the applications for registration of such mark listed on Exhibit C.

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     1.60 "MINIMUM SALES REPRESENTATIVES" shall have the meaning set forth in
Section 4.11.1.

     1.61 "NALTREXONE" shall mean [**].

     1.62 "NET SALES" shall mean, as to each calendar month, the gross amount invoiced by Cephalon and its Affiliates to Third Parties for the sale of Finished Products in the Territory, less accruals estimated, credits taken, and actual payments (to the extent not previously accrued) made for: (i) credits, fees paid to wholesalers, retroactive price reductions, rebates (including Medicaid, managed care and similar types of government rebates or rebates to other health care providers and payers), refunds, charge backs, and adjustments actually granted; (ii) trade, quantity and cash discounts actually allowed or given; (iii) sales, excise, value-added and similar taxes assessed on the sale of the Finished Products (other than income taxes of Cephalon and its Affiliates), and import and customs duties; and (iv) shipping and insurance charges, postage, and freight out (to the extent not separately paid by the Third-Party customer). Each of such deductions shall only be applicable to the extent it is determined in accordance with GAAP as consistently applied by Cephalon and its Affiliates for pharmaceutical products other than a Finished Product.

     [**].

     The sale of a Finished Product by and among Cephalon and its Affiliates intended for subsequent resale is not a sale to a Third Party and shall be excluded from Net Sales calculations. Cephalon and its Affiliates shall not sell or otherwise transfer Finished Product other than in an arm's length transaction exclusively for money except in accordance with normal industry practice: (i) for charitable purposes; (ii) for pre-clinical studies, Clinical Studies and Post Marketing Clinical Trials; (iii) for regulatory purposes and (iv) as promotional samples.

     1.63 "NEW DRUG APPLICATION" or "NDA" shall mean an application for Regulatory Approval required for commercial marketing or sale of a Product as a pharmaceutical product in the Territory.

     1.64 "NEW INDICATION" shall mean any indication for a Product in the Field other than the Initial Indication.

     1.65 "PARTY" shall mean Cephalon or Alkermes and, when used in the plural, shall mean both Cephalon and Alkermes.

     1.66 "PATENT COSTS" means the (i) fees and expenses paid to outside legal counsel and experts, or the cost of Alkermes' or its Affiliates' or Cephalon's or its Affiliates' FTEs at the Development FTE Rate, incurred in connection with the preparation, filing, prosecution and maintenance of Patent Rights after the Effective

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Date, including costs of patent interference, reexamination, reissue, revocation, opposition and appeal proceedings, and (ii) cost to litigate the enforcement and defense of such Patent Rights, in all cases as explicitly included in Patent Costs pursuant to Article 7 hereof.

     1.67 "PATENT RIGHTS" shall mean any and all of the following: (i) patent applications (including provisional patent applications) and patents (including the inventor's certificates); and (ii) any substitution, extension (including patent term extensions and supplementary protection certificates), registration, confirmation, reissue, continuation, divisional, continuation-in-part, reexamination, renewal, patent of addition or the like thereof or thereto.

     1.68 "PLACEBO" shall mean an inactive substitute for a Product.

     1.69 "POST MARKETING CLINICAL TRIAL" shall mean a clinical trial of a Product in human patients (including investigator initiated trials) that is conducted for a purpose other than to obtain or support Regulatory Approval.

     1.70 "PRC" shall have the meaning set forth in Section 4.10.2.

     1.71 "PRIMARY POSITION DETAIL" shall mean a Detail in which key Product attributes are verbally presented in the first position, consistent with the terms of this Agreement, where the Product is given primary emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented), and where no more than [**] products are presented.

     1.72 "PRODUCT" shall mean any sustained-release, time-release or other extended-release formulation or dosage form of a pharmaceutical product containing Naltrexone.

     1.73 "PRODUCT LIABILITY CLAIM" shall mean any claim, action or demand by a Third Party relating to death or bodily injury caused or allegedly caused by the use of a Product.

     1.74 "PROMOTIONAL MATERIALS" shall mean all written, printed, audio, video or graphic advertising, promotional, educational and communication materials (other than the Product label) for marketing, advertising and promotion of the Products for use by the Parties' sales forces in accordance with the terms of the applicable Commercialization Plan.

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     1.75 "REGULATORY APPROVAL" shall mean any approvals of the FDA necessary for the manufacture, marketing or sale of a Product in the Territory.

     1.76 "ROW TERRITORY" shall mean all countries in the world, other than the Territory.

     1.77 "SALES REPRESENTATIVE" shall mean an individual whose primary responsibility is to engage in Detailing and other promotional efforts with respect to the Products.

     1.78 "SALES REPRESENTATIVE FTE" shall mean [**].

     1.79 "SALES REPRESENTATIVE FTE RATE" shall mean initially an amount equal to [**] per Sales Representative FTE per year; on January 1, 2006, and annually thereafter, such amount shall be adjusted to reflect any increase, since the prior adjustment (or the initial rate, as applicable), in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Northeast Urban, based on the most recent monthly index available as of the adjustment date.

     1.80 "SECONDARY POSITION DETAIL" shall mean a Detail in which key Product attributes are verbally presented in the second position, consistent with the terms of this Agreement, where the Product is given significant but not primary emphasis (i.e., an emphasis that is at least or more important than the emphasis given to any product presented other than the product that is presented in the Primary Position Detail), and where no more than three (3) products are presented.

     1.81 "SHARED EXPENSES" shall mean Development Costs, but not including the Initial Indication Development Costs; the Fully Burdened Manufacturing Cost of Commercial Supplies (excluding such costs relating to Post Marketing Clinical Trials that are included in Commercialization Costs); the Commercialization Costs, but not including Cephalon Commercialization Costs; Patent Costs; all amounts paid by Cephalon in connection with a Third Party license that are identified as Shared Expenses pursuant to Section 7.7; and Product Liability Claim-related costs not covered by either Party's indemnification obligations set forth in Article 11.

     1.82 "ST" shall mean a supply team established pursuant to the Supply Agreement.

     1.83 "STANDARDS" shall mean the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support of Continuing Medical Education, as they may be amended from time to time.

     1.84 "SUPPLY AGREEMENT" shall mean the Supply Agreement between the Parties for the manufacture and supply to Cephalon of the Products, Finished Products,

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Placebo and/or diluent.

     1.85 "TARGET PRESCRIBER" shall mean a practitioner with authority to prescribe the Products or issue hospital orders for the Products, or with substantial influence over the prescription of the Products or issuance of hospital orders for the Products, in the Field in the Territory as identified in the Commercialization Plan.

     1.86 "TERM" shall have the meaning set forth in Section 13.1.

     1.87 "THIRD PARTY" shall mean any entity other than the Parties or their respective Affiliates.

     1.88 "TERRITORY" shall mean the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.

     1.89 "TREATMENT SYSTEM SPECIALISTS" shall have the meaning set forth in
Section 4.11.2.

     1.90 "TREATMENT SYSTEM SPECIALIST FTE" shall mean [**].

     1.91 "TREATMENT SYSTEM SPECIALIST FTE RATE" shall mean initially an amount equal to [**] per Treatment System Specialist FTE per year; on January 1, 2006, and annually thereafter, such amount shall be adjusted to reflect any increase, since the prior adjustment (or the initial rate, as applicable), in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Northeast Urban, based on the most recent monthly index available as of the adjustment date.

     1.92 "[**]" shall have the meaning set forth in Section 4.1.2.

     1.93 "VALID CLAIM" shall mean a claim of an issued or granted and unexpired patent, including an Alkermes Patent or Joint Patent, which has not lapsed, been revoked or abandoned or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise.

     1.94 "VIVITREX TRADEMARK" shall mean the mark VIVITREX, and the applications for registration of such mark listed on Exhibit C.

     Where words and phrases are used herein in the singular, such usage is intended to include the plural forms where appropriate to the context, and vice versa. The words "including", "includes" and "such as" are used in their non-limiting sense and have the same meaning as "including without limitation" and "including but not limited

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to". References to Articles, Sections, subsections, and clauses are to the same with all their subparts as they appear in this Agreement. "Herein" means anywhere in this Agreement. "Hereunder" and "hereto" means under or pursuant to any provision of this Agreement.

                                    ARTICLE 2
                         MANAGEMENT OF THE COLLABORATION

     2.1 JOINT STEERING COMMITTEE.

          2.1.1 ESTABLISHMENT OF THE JSC. Within fifteen (15) days of the Effective Date, the Parties shall establish a joint steering committee (the "JSC"), which shall have overall responsibility for the collaboration between the Parties, including overseeing the Development and Manufacturing of the Products in the Field for the Territory, and the Commercialization of the Products in the Field in the Territory, as contemplated by this Agreement. The JSC will comprise [**] representatives of each Party, who shall be appointed (and may be replaced at any time) by such Party on notice to the other Party in accordance with this Agreement. Such representatives shall include individuals within the senior management of each Party. To conduct the activities described in Section 2.1.2 below, the JSC will meet at least [**] each calendar quarter for the first [**] years following the Effective Date, and thereafter at least [**] each calendar year, or more frequently if agreed by the JSC. The representatives from each Party shall collectively have one vote in decisions, with decisions made by unanimous vote.

          2.1.2 JSC RESPONSIBILITIES. The JSC shall perform the following functions:

               (I) review, coordinate and, in its discretion, approve the strategies for the Development, Commercialization and Manufacture of the Products in the Field in the Territory, and provide direction to the DT, CT and ST as provided herein;

               (II) approve the scope of the DT's, CT's and ST's decision-making authority;

               (III) except as otherwise provided herein, review and, in its discretion, approve by [**] of each calendar year the Development Plan for the subsequent calendar year (including the Development Plan annual budget and the division of responsibilities between the Parties under such plan);

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               (IV) review and, in its discretion, approve substantive
amendments to the Development Plan (including the Development Plan annual budget);

               (V) review and, in its discretion, approve the multiyear long-range plan for Development of the Products in the Field in the Territory (including the budget for Development Costs) formulated by the DT;

               (VI) review and, in its discretion, approve recommendations for further Development of the Products, including Development of the Products for a New Indication;

               (VII) review and, in its discretion, approve by [**] of each calendar year the Commercialization Plan for the subsequent calendar year (including the Commercialization Plan annual budget);

               (VIII) review and, in its discretion, approve substantive amendments to the Commercialization Plan (including the Commercialization Plan annual budget);

               (IX) review and, in its discretion, approve the multiyear long-range plan for Commercialization of the Products in the Field in the Territory (including the budget for Commercialization Costs) formulated by the CT;

               (X) review and, in its discretion, make a commercially reasonable determination whether the budget for Patent Costs prepared by the Patent Committee pursuant to Section 7.3 should be approved, and if appropriate, approve the budget in accordance with such determination;

               (XI) serve as the first forum for the settlement of disputes or disagreements that are unresolved by the DT, CT or ST, unless otherwise indicated in this Agreement; and

               (XII) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

          2.1.3 JSC CHAIRPERSON; PROCEDURES. For a [**]-year period commencing on the Effective Date, an Alkermes representative to the JSC shall serve as the chairperson of the JSC. For each subsequent [**]-year period, representatives of the Parties shall alternate as the chairperson of the JSC. The chairperson shall establish the timing and agenda for all JSC meetings and shall send notice of such meetings, including the agenda therefor, to all JSC members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed. The location of regularly scheduled JSC

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meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically or by videoconference. A quorum of at least [**] JSC members appointed by each Party shall be present at or shall otherwise participate in each JSC meeting. The Party hosting any JSC meeting shall appoint one person (who need not be a member of the JSC) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval. Any modifications to any Development Plan or Commercialization Plan (including the work, budget, and timeline therefor) approved at a JSC meeting shall be considered approved and shall constitute a valid, binding amendment to such Development Plan or Commercialization Plan, as applicable, upon JSC review and approval of the meeting minutes related thereto.

          2.1.4 JSC DECISION MAKING. As a general principle, the JSC will operate by consensus with each Party collectively having one vote. In the event that the JSC members do not reach consensus with respect to a matter that is within the purview of the JSC within [**] days after they have met and attempted to reach such consensus, such matter shall be resolved by the Parties under the terms of Article 12 below; provided, however, that to the extent any matters are required by Law or by safety concerns with respect to a Product to be resolved within a shorter period of time, the periods set forth in this Section 2.1.4 and in Article 12 shall be shortened as appropriate to permit the resolution of such matters within the required period.

     2.2 MODIFICATIONS TO AGREEMENT AFTER SHARING OF DISTRIBUTABLE LOSS AND DISTRIBUTABLE PROFIT CONVERTS TO A ROYALTY-BASED ARRANGEMENT. The Parties intend that in those instances where the sharing of Distributable Loss and Distributable Profit hereunder is eliminated in favor of a royalty-based arrangement, the DT and the CT will cease operations, the Parties' operational Development and Commercialization obligations and all related collaboration governance provisions (including the provisions of Section 12.2 relating to the resolution of disputes outside of the arbitration provisions of Section 12.3) shall terminate, and Cephalon shall be obligated only to use Commercially Reasonable Efforts to Commercialize the Products in the Field in the Territory. Notwithstanding the foregoing, the Parties' mutual obligations to cooperate with one another to enable one another to comply with applicable Laws shall continue, including Alkermes' right to require that Cephalon not implement decisions that adversely affect, in any material respect, the obligation of Alkermes, as the holder of the Regulatory Approval for a Product, to comply with applicable Law. Cephalon shall have the right to make all decisions regarding Development and Commercialization, subject to the preceding sentence and to Cephalon's royalty and other surviving financial obligations and related reporting obligations to Alkermes hereunder. Section 9.11 shall also no longer apply. In addition, each Party shall have the right to prosecute, defend and enforce Patent Rights owned or controlled by it, each Party shall be responsible for the payment of any Patent Costs it incurs, each Party shall have the right to retain all associated recovery in connection with a patent enforcement or defense action, and Cephalon shall be responsible for the costs and expenses incurred in connection with

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the prosecution, maintenance, defense and enforcement of the Vivitrex Trademark and the Additional Product Trademark.

                                    ARTICLE 3
                                   DEVELOPMENT

     3.1 DEVELOPMENT TEAM.

          3.1.1 ESTABLISHMENT OF DEVELOPMENT TEAM. The JSC shall establish a development team (the "DT") no later than [**] days after the Effective Date to coordinate and implement all activities for the Development of the Products in the Field in the Territory, within the budgets approved by the JSC. One representative from each Party shall be designated as that Party's team leader to act as the primary DT contact for that Party. The DT shall consist of an equal number of representatives of each Party as are reasonably necessary to accomplish the goals of the DT hereunder. Such representatives will include individuals with expertise and responsibilities in the areas of pre-clinical and clinical development, manufacturing process development, quality control, quality assurance, regulatory affairs and product development, as applicable to the stage of Development of a Product. Either Party may replace any or all of its representatives at any time upon notice to the other Party.

          3.1.2 DEVELOPMENT TEAM RESPONSIBILITIES. The DT shall be responsible for:

               (I) developing an overall strategy for the Development of the Products in the Field in the Territory for review and approval by the JSC;

               (II) formulating the Development Plans (including the allocation of Development activities between the Parties) and associated annual budgets and any substantive amendments thereto for review and approval by the JSC, which Development Plans will include the plans for Manufacture development and associated annual budgets and any substantive amendments thereto received by the DT from the ST;

               (III) formulating the multiyear long-range plan for Development of the Products in the Field in the Territory (including the budget for Development Costs) for review and approval by the JSC;

               (IV) implementing in coordination with the ST, as appropriate, all activities pursuant to the Development Plans approved by the JSC;

               (V) making recommendations for further Development of the Products, including Development of the Products for a New Indication;

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               (VI) in consultation with intellectual property representatives of each Party, developing a strategy, and implementing methods for compliance, to protect trade secrets, know-how and other confidential material, data and information developed, made or conceived by the Parties pursuant to a Development Plan;

               (VII) in consultation with the CT, developing and co-ordinating a communications and publication strategy for the Products in the Territory;

               (VII) generating forecasts of supply requirements for the Product and Placebo pursuant to the Development Plans and delivering this forecast to the CT;

               (IX) exchanging information and facilitating cooperation and coordination between the Parties as they exercise their respective rights and meet their respective obligations under the Development Plans and this Agreement;

               (X) providing status updates to the JSC regarding Development activities in the Territory; and

               (XI) performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

     In addition, the DT may designate subteams as appropriate to facilitate coordination and cooperation in key areas. The Development Plan for the Medisorb Product for the Initial Indication for calendar years 2005 and 2006 and the accompanying budget are attached hereto as Exhibit D. This Development Plan shall be deemed to have been reviewed and approved by the JSC. The DT will prepare final Development Plans and associated budgets for each subsequent calendar year by [**] of the then-current calendar year. The JSC shall review and, if appropriate, approve such Development Plans and budgets by [**] of the then-current calendar year. In addition, a [**]-year long-range plan for Development of the Products in the Field in the Territory (including the budget for Development Costs) shall be established on a yearly basis under the direction of the DT and submitted to the JSC by [**] of each calendar year during any year that the Parties are operating under a Development Plan.

          3.1.3 DEVELOPMENT TEAM PROCEDURES. The Alkermes team leader shall serve as the chairperson of the DT. The chairperson shall establish the timing and agenda for all DT meetings and shall send notice of such meetings, including the agenda therefor, to all DT members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed. The DT will meet at least [**] each calendar month, or as agreed by the DT, for the first [**] years following the Effective Date, and at least [**] each calendar quarter, or as agreed by the DT, thereafter. The location of regularly scheduled DT meetings shall alternate between the offices of the Parties, unless

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otherwise agreed. Meetings may be held telephonically or by videoconference. A quorum of at least half the DT members appointed by each Party shall be present at or shall otherwise participate in each DT meeting. The Party hosting any DT meeting shall appoint one person (who need not be a member of the DT) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.

          3.1.4 DEVELOPMENT TEAM DECISION MAKING. As a general principle, the DT will operate by consensus, with each Party collectively having one vote. In the event that the DT members do not reach consensus with respect to a matter that is within the purview of the DT within [**] days after they have met and attempted to reach such consensus, such matter shall be presented to the JSC for resolution; provided, however, that to the extent any matters are required by Law or by safety concerns with respect to a Product to be resolved within a shorter period of time, the periods set forth in this Section 3.1.4 shall be shortened as appropriate to permit the resolution of such matters within the required period.

     3.2 ACCOUNTING AND FINANCIAL REPORTING FOR DT AND CT. Each Party will appoint a representative with expertise in the areas of accounting, cost allocation, budgeting and financial reporting no later than [**] days after the Effective Date. Such financial representatives shall work under the direction of the JSC and provide services to and consult with the DT and CT in order to address the financial, budgetary and accounting issues which arise in connection with any Development Plan or Commercialization Plan. The financial representatives from Cephalon and Alkermes shall develop systems to track their respective Sales Representatives' Primary Position Details and Secondary Position Details and any factors used to allocate less than full time Sales Representative FTEs, Treatment System Specialist FTEs or other FTEs hereunder. Within [**] days of the end of each calendar quarter the financial representatives shall review the actual Development Costs or Commercialization Costs, as applicable, incurred during the prior calendar quarter as charged by Alkermes and Cephalon, respectively, and prepare a report to the DT or CT, as applicable, comparing these costs to the comparable Development Plan budget or Commercialization Plan budget, as applicable, specifically noting the extent, if any, to which the Development Costs or Commercialization Costs exceed the comparable budgeted amounts. Each financial representative may be replaced at any time by the represented Party by providing notice thereof to the other Party. The financial representatives will meet at least once each calendar quarter, or as they or the DT or CT may agree. The financial representatives shall agree upon the timing and agenda for all regular meetings. The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically or by videoconference. One of the financial representatives shall record the minutes of the meeting in writing. Such minutes shall be circulated to the other financial representative promptly following the meeting for review, comment and approval. Following their approval, the minutes shall be provided to each Party's DT and CT team leaders.

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     3.3 DEVELOPMENT EFFORTS. Each Party shall use its Commercially Reasonable
Efforts to perform its respective tasks and obligations in conducting all work assigned to it in any Development Plan. The Parties agree that Alkermes shall be primarily responsible for conducting Development hereunder; provided, however, that in allocating responsibility for Development the DT shall also consider the infrastructure and expertise of each Party and may elect to allocate specific Development tasks and obligations to a Party to exploit such infrastructure and expertise. Each Party shall also cooperate with and provide commercially reasonable support to the other Party in connection with such other Party's conduct of such work pursuant to any Development Plan. If any tasks, obligations or support that a Party is required to perform or provide hereunder will be performed or provided by any Affiliate or agent of such Party, such Party shall not be relieved of its responsibilities hereunder.

     3.4 DEVELOPMENT RESPONSIBILITIES.

          3.4.1 FURTHER DEVELOPMENT OF PRODUCTS IN THE TERRITORY. If either Party wishes to further Develop the Products for use in the Field in the Territory, including any improvements to the Products or Development of the Products for New Indications, such Party shall notify the DT, and the DT shall determine whether it wishes to recommend such further Development of the Products pursuant to a Development Plan, and accompanying budget, to the JSC for approval. The Development Plan shall allocate responsibility for the conduct of such activities between the Parties. If the DT makes such recommendation or, at either Party's request, even if the DT does not make such recommendation, the JSC shall consider such further Development of the Products. If such further Development is approved by the JSC or pursuant to the dispute resolution procedure set forth in Article 12, the Parties shall perform such Development. Notwithstanding the foregoing, such further Development shall not be undertaken if either Party notifies the JSC of its good faith determination [**].

          3.4.2 DATA TRANSFER AND COOPERATION.

               (I) REGULATORY SUBMISSIONS. Promptly after the Effective Date, Alkermes shall provide Cephalon reasonable access at Alkermes' offices at Cephalon's request to any portion of the NDA submission made by Alkermes on March 31, 2005 for the Medisorb Product for the Initial Indication, including any information referenced or otherwise incorporated therein. All such information shall be deemed to be Confidential Information of Alkermes subject to the terms and conditions set forth in Article 8.

               (II) ALKERMES DATA. Subject to Section 3.4.2(i), Alkermes shall provide Cephalon at Cephalon's request with reasonable access to all relevant materials, data and regulatory information in Alkermes' or its Affiliates' possession related to any pre-clinical studies, Clinical Studies and Post Marketing Clinical Trials of any Product in the Field conducted or sponsored by Alkermes (including investigator sponsored trials) pursuant to a Development Plan or a Commercialization Plan or

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otherwise conducted by or on behalf of Alkermes (and, in electronic or other form reasonably requested by Cephalon where practicable), including all clinical safety and efficacy data and all regulatory data and information related to the use and sale of the Products in the Field. Such materials, data and information shall be delivered to Cephalon by Alkermes promptly after the relevant request by Cephalon in an orderly fashion and in a manner such that the value of the delivered information is preserved in all material respects. All such materials, data and information shall be deemed to be Confidential Information of Alkermes subject to the terms and conditions set forth in Article 8.

               (III) CEPHALON DATA. Cephalon shall provide Alkermes at Alkermes' request with reasonable access to all relevant materials, data and regulatory information in Cephalon's or its Affiliates' possession related to any pre-clinical studies, Clinical Studies and Post Marketing Clinical Trials of a Product in the Field conducted or sponsored by Cephalon (including investigator sponsored trials and Post Marketing Clinical Trials) pursuant to a Development Plan or a Commercialization Plan or otherwise conducted by or on behalf of Cephalon (and, in electronic or other form reasonably requested by Alkermes where practicable), including all clinical safety and efficacy data and all regulatory data and information related to the use and sale of the Products in the Field. Such materials, data and information shall be delivered to Alkermes by Cephalon promptly after the relevant request by Alkermes in an orderly fashion and in a manner such that the value of the delivered information is preserved in all material respects. All such materials, data and information shall be deemed to be Confidential Information of Cephalon subject to the terms and conditions set forth in Article 8.

               (IV) ROW TERRITORY. Alkermes shall share with Cephalon relevant materials, data and regulatory information in Alkermes' or its Affiliates' possession and Control related to any pre-clinical studies, Clinical Studies and post marketing clinical trials of a Product in the Field resulting from its collaborations with respect to the Product for the ROW Territory to the extent such materials, data or regulatory information are necessary or useful for filing an IND or NDA or required to be disclosed by Law. In return Cephalon agrees that Alkermes may share with its collaborators with respect to the Product in the ROW Territory, subject to the provisions of Article 8, [**].

          3.4.3 REGULATORY FILINGS. Alkermes shall be responsible for applying for and seeking Regulatory Approval for the Medisorb Product in the Territory for the Initial Indication, which applications and approvals shall be held by and in the name of Alkermes. Alkermes shall also be responsible for filing and maintaining all INDs and NDAs, and for seeking Regulatory Approval for other Products in the Territory, which applications and approvals shall be held by and in the name of Alkermes (except to the extent that Cephalon is required to file an IND in connection with Clinical Studies or Post Marketing Clinical Trials for which Cephalon has responsibility in accordance with this Agreement). Prior to submitting any IND or NDA within the Territory, the Parties,

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through the DT, shall consult and cooperate in preparing and reviewing such IND or NDA and its content and scope; provided, however, that in accordance with
Section 12.2 Alkermes shall have final decision making authority with respect to any INDs, NDAs and Regulatory Approvals for a Product in the Territory.

          3.4.4 REGULATORY MEETINGS AND COMMUNICATIONS. Alkermes shall be primarily responsible for conducting meetings and discussions related to the Products with the FDA, provided, however, that Cephalon shall have the right to participate in such meetings and discussions. Alkermes shall give Cephalon reasonable advance notice of such activities to permit Cephalon to participate. If Alkermes has substantive written or oral communication with the FDA relating to the Products, Alkermes shall notify Cephalon and provide an advance copy to Cephalon of any such written communication to the FDA at least [**] Business Days, if reasonably possible to do so and otherwise as soon as practicable, prior to such communication's intended occurrence and a copy to Cephalon of any such written communication from the FDA within [**] Business Days of such communication's occurrence. Alkermes shall consider in good faith any comments provided by Cephalon regarding any planned communication to the FDA. In the event Cephalon receives any written or oral communication from the FDA relating to the Products, Cephalon shall notify Alkermes and provide a copy to Alkermes of any such written communication within [**] Business Days of such communication's occurrence. Cephalon shall not respond to any such communication but shall permit Alkermes to respond on Cephalon's behalf; provided, however, that Cephalon shall have the right to respond to FDA communication to the extent reasonably required to comply with applicable Laws.

          3.4.5 DEBARMENT LIMITATIONS. In the course of Development of the Products in the Territory, neither Party shall knowingly use any employee or consultant who is or has been debarred by the FDA or any other regulatory authority, or, to the best of such Party's knowledge, who is or has been the subject of debarment proceedings by the FDA or any such regulatory authority. Each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports that such Party receives from any Third Party with respect to any use of a debarred employee or consultant in connection with such Party's performance of its obligations under this Agreement.

          3.4.6 COMPLIANCE WITH LAWS. Each Party shall conduct pre-clinical studies and Clinical Studies hereunder, and other Development of the Products in the Field in the Territory, in compliance with all applicable Laws.

     3.5 PHARMACOVIGILENCE AND ADVERSE EVENT REPORTING. Within [**] days of the Effective Date, both Parties shall enter into a mutually acceptable safety data exchange agreement, setting forth guidelines and procedures for the receipt, investigation, recordation, review, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, technical complaints and any

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other information concerning the safety of the Products. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, reporting obligations to the FDA or any other regulatory authority. Furthermore, such guidelines and procedures shall be consistent with relevant International Committee on Harmonization (ICH) guidelines, except where said guidelines may conflict with reporting requirements of local regulatory authorities, in which case local reporting requirements shall prevail. The Parties shall maintain a common safety database for both clinical and post-marketing adverse event data for the Products, which database shall be managed by Alkermes. The Parties shall mutually agree within [**] days on the actions necessary to address any safety concerns with respect to the Products about which one Party provides notice to the other Party; provided, however, that if the Parties cannot reach agreement within such [**]-day period, the matter shall be referred to the JSC for immediate review. If the JSC cannot reach agreement about such matter within [**] days after referral by the Parties, then Alkermes shall have final say with respect to such matter. Notwithstanding the foregoing provision, such [**]-day periods shall be shortened if either Party provides notice to the other Party that more urgent action is required. The Parties' costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging adverse events and other reportable information as provided in such safety data exchange agreement shall be included as an element of Development Costs (to the extent relating to the Development of a Product) or Commercialization Costs (to the extent relating to the Commercialization of a Product), as applicable. The Parties' costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging adverse events and other reportable information as provided in such safety data exchange agreement prior to the receipt of Regulatory Approval for the Medisorb Product for the Initial Indication shall be included as an element of Initial Indication Development Costs.

     3.6 DEVELOPMENT COSTS. All Initial Indication Development Costs shall be paid by Alkermes. All other Development Costs for activities conducted under a Development Plan hereunder shall be Shared Expenses and shall be subject to offset or credit against amounts due pursuant to Section 9.5 below

     3.7 DEVELOPMENT PLAN BUDGET. Responsibility for any Development Plan budget shall rest with the DT, which shall develop budgets for Development, subject to final approval by the JSC. Budgets will be prepared annually as set forth in
Section 3.1.2. Any dispute relating to the amount of a Development Plan budget shall be considered a Reserved Dispute subject to resolution pursuant to Section
12.2. Such budgets shall include Development FTE Rates for FTEs conducting Product Development activities. The financial representatives from Cephalon and Alkermes appointed pursuant to Section 3.2 will be responsible for identifying, analyzing and reporting to the DT all significant [**] between the budget and the actual costs incurred and all [**] between the budget and such costs. If any costs for a Development activity result in an increase [**] in the approved budget of more than [**]percent ([**]%) for a given calendar quarter, the DT shall forward to the JSC the report it received from the

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financial representatives, and the JSC shall review such costs and shall designate them as Development Costs if the JSC determines that incurring such costs was [**]. [**]. A [**]-year long-range plan for Development of the Products in the Field in the Territory (including the budget for Development Costs) shall be established on a yearly basis under the direction of the DT as set forth in Section 3.1.2 and shall be submitted to the JSC for final approval.

     3.8 LIMITATION ON DEVELOPMENT TEAM DECISION MAKING. Neither the DT nor the JSC shall, without the consent of Cephalon, have any authority to modify or reduce Alkermes' obligation under this Agreement to use Commercially Reasonable Efforts to Develop the Product as provided herein. Notwithstanding anything to the contrary herein, Alkermes shall not have any right to resolve any Reserved Dispute in any manner that modifies or reduces Alkermes' obligations under this Agreement or to amend any provision of this Agreement.

                                    ARTICLE 4
                                COMMERCIALIZATION

     4.1 COMMERCIALIZATION EFFORTS.

          4.1.1 COMMERCIALLY REASONABLE EFFORTS. Alkermes and Cephalon each agree to collaborate in the Commercialization of the Products in the Field in the Territory in accordance with the terms and conditions of this Agreement. The Parties agree that Cephalon shall be primarily responsible for conducting Commercialization hereunder; provided, however, that in allocating responsibility for Commercialization the CT shall also consider the infrastructure and expertise of each Party and may elect to allocate specific Commercialization tasks and obligations to a Party to exploit such infrastructure and expertise. Each Party shall use Commercially Reasonable Efforts to Commercialize the Products in the Field in the Territory. Each Party shall cooperate with and provide commercially reasonable support to the other Party in connection with such other Party's performance of its tasks and obligations. If any tasks, obligations or support that a Party is required to perform or provide hereunder will be performed or provided by any Affiliate or agent of such Party, such Party shall not be relieved of its responsibilities hereunder.

          4.1.2 CEPHALON COMMERCIALIZATION COSTS. In addition to the foregoing obligations, Cephalon shall be solely responsible for the payment, [**]. The Cephalon Commercialization Costs shall not be Shared Expenses. [**].

     4.2 COMMERCIALIZATION TEAM.

          4.2.1 ESTABLISHMENT OF COMMERCIALIZATION TEAM. The JSC shall establish the commercialization team (the "CT") no later than [**] days after the

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Effective Date to coordinate and implement all activities for the marketing and sale of the Products in the Field in the Territory. One representative from each Party shall be designated as that Party's team leader to act as the primary CT contact for that Party. The CT shall consist of an equal number of representatives of each Party as are reasonably necessary to accomplish the goals of the CT hereunder. The representatives of Cephalon and Alkermes to the CT will be individuals with expertise and responsibilities in the areas of medical affairs, strategic marketing and sales. Either Party may replace any or all of its representatives at any time upon notice to the other Party.

          4.2.2 COMMERCIALIZATION TEAM RESPONSIBILITIES. The CT shall be responsible for:

               (I) developing an overall strategy for the Commercialization of the Products in the Field in the Territory for review and approval by the JSC;

               (II) formulating the Commercialization Plans (including the allocation of Commercialization activities between the Parties) and associated annual budgets and any substantive amendments thereto for review and approval by the JSC;

               (III) formulating a multiyear long-range plan for Commercialization of the Products in the Field in the Territory (including the budget for Commercialization Costs) for review and approval by the JSC;

               (IV) implementing all activities pursuant to the Commercialization Plans approved by the JSC;

               (V) in consultation with the DT, developing a communications and publication strategy for the Products in the Field in the Territory;

               (VI) generating sales forecasts and measuring sales performance for the Product in the Territory;

               (VII) in accordance with the terms and conditions set forth in the Supply Agreement, by the end of each calendar quarter, generating an [**] month rolling forecast for Product and Placebo requirements, incorporating any forecast received from the DT, and delivering this forecast to the ST;

               (VIII) coordinating with the DT with respect to regulatory issues and future Product Development activities to be undertaken pursuant to the Development Plan and with respect to Post Marketing Clinical Trials;

               (IX) developing positioning and market strategies for the Products in the Territory;

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               (X) formulating a life cycle plan for the Products in the Field in the Territory, including presentations, formulations, usage or dosage form;

               (XI) formulating an overall pricing strategy for the Products in the Territory;

               (XII) exchanging information and facilitating cooperation and coordination between the Parties as they exercise their respective rights and meet their respective obligations under the Commercialization Plans and this Agreement;

               (XIII) providing status updates to the JSC regarding marketing and sales activities in the Territory; and

               (XIV) performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

     In addition, the CT may designate subteams as appropriate to facilitate coordination and cooperation in key areas. Within [**] days after the Effective Date, the CT shall formulate a Commercialization Plan and associated budget for the period from the Effective Date until the end of calendar year 2006 for approval by the JSC. Thereafter by [**] of each calendar year during the Term, the CT shall prepare a Commercialization Plan and associated annual budget for the following calendar year and present such plan and budget to the JSC for approval. The JSC shall review and, if appropriate, approve such Commercialization Plans and budgets by [**] of the then-current calendar year. In addition, by [**] of each calendar year during the Term, the CT shall prepare a [**]-year long-range plan for Commercialization of the Products in the Field in the Territory (including the budget for Commercialization Costs) and present such plan to the JSC for approval. Prior to presenting this long-range plan to the JSC for approval, the CT shall forward this long-range plan to the ST pursuant to the Supply Agreement, and the CT team leader, and if applicable the DT team leader, will discuss with the ST team leader this long-range plan as provided in the Supply Agreement.

          4.2.3 COMMERCIALIZATION TEAM PROCEDURES. The Cephalon team leader shall serve as the chairperson of the CT. The chairperson shall establish the timing and agenda for all CT meetings and shall send notice of such meetings, including the agenda therefor, to all CT members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed. The CT will meet at least [**] each calendar quarter or as agreed by the CT. The location of regularly scheduled CT meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically or by videoconference. The Party hosting any CT meeting shall appoint one person (who need not be a member of the CT) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.

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          4.2.4 COMMERCIALIZATION TEAM DECISION MAKING. As a general principle, the CT will operate by consensus, with each Party collectively having one vote. In the event that the CT members do not reach consensus with respect to a matter that is within the purview of the CT within [**] days after they have met and attempted to reach such consensus, such matter shall be presented to the JSC for resolution; provided, however, that to the extent any matters are required by Law or by safety concerns with respect to a Product to be resolved within a shorter period of time, the periods set forth in this Section 4.2.4 shall be shortened as appropriate to permit the resolution of such matters within the required period.

     4.3 CONTENTS OF COMMERCIALIZATION PLAN. The Commercialization Plan shall consist of a marketing plan (the "Marketing Plan") and a medical activity plan (the "Medical Activity Plan").

          4.3.1 MARKETING PLAN. Each Marketing Plan shall contain at a minimum:

               (I) plans for branding and positioning the Products;

               (II) promotional campaigns for the Products and messaging by audience;

               (III) competitive analysis of the Products;

               (IV) plans and strategies for presentations of the Products at major meetings and conventions;

               (V) market research plans for the Products;

               (VI) distribution plans for the Products;

               (VII) strategies for the Products with respect to managed care organizations, hospital systems, group purchasing organizations, physician networks, pharmacies and any other private or government healthcare providers or reimbursement entities;

               (VIII) pricing and reimbursement plans for the Products;

               (IX) high-level sales plans and activities for the Products;

               (X) concepts for development of appropriate sales training and Promotional Materials; and

               (XI) sales forecasts for the Products by year for [**] years with market sensitivities incorporated.

          4.3.2 MEDICAL ACTIVITY PLAN. Each Medical Activity Plan shall contain at

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a minimum:

               (I) Post Marketing Clinical Trial plans;

               (II) market and key opinion leader development plans for the Products, including plans to support continuing medical education;

               (III) publication plans for the Products;

               (IV) plans to ensure appropriate medical information responses with respect to the Products;

               (V) safety monitoring plans for the Products; and

               (VI) plans and expected activities for field based medical affairs personnel for the Products.

     4.4 COMPLIANCE WITH LAW. Each Party shall Commercialize the Products in the Field in the Territory in compliance with all applicable Laws, the Codes, the terms of this Agreement, and the then-current Commercialization Plan. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the Commercialization of the Products that such Party receives from the FDA or any other regulatory authority, or from the Pharmaceutical Research and Manufacturers of America (PhRMA) or the American Medical Association (AMA) relating to its compliance with applicable Law or the Codes. Each Party shall Commercialize the Products, including carrying out the Medical Activity Plan, in conformity with the practices and procedures relating to the education of the medical community set forth in the Standards. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the Commercialization of the Products that such Party receives from the Accreditation Council for Continuing Medical Education (ACCME) relating to its compliance with the Standards.

     4.5 CORPORATE NAME AND LOGO. To the extent not prohibited by Law and subject to Regulatory Approval, the Products (including labels, packaging and inserts) and all Promotional Materials for the same in the Territory will bear the company names and logos of both Alkermes and Cephalon with equal prominence (including equal sized type face), or if equal prominence is prohibited by Law, with such relative prominence as may otherwise be permitted by Law.

     4.6 SALES AND DISTRIBUTION. [**]. Cephalon will book all sales of the Products in the Field in the Territory.

     4.7 COMMERCIALIZATION COSTS. Except for the Cephalon Commercialization Costs, all Commercialization Costs for activities conducted under a Commercialization

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Plan shall be Shared Expenses and shall be subject to offset or credit against amounts due pursuant to Section 9.5 below.

     4.8 COMMERCIALIZATION PLAN BUDGET. Responsibility for any Commercialization Plan budget shall rest with the CT, which shall develop budgets for Commercialization in the Field in the Territory, subject to final approval by the JSC. Budgets will be prepared annually as set forth in Section 4.2.2. Any disputes relating to the amount of a Commercialization Plan budget shall be considered a Reserved Dispute subject to resolution pursuant to Section 12.2. The budgets shall be divided between the Marketing Plan and the Medical Activity Plan. Such budgets shall include Sales Representative FTE Rates for the Sales Representatives FTEs, Treatment System Specialist FTE Rates for the Treatment System Specialists FTEs, and Commercialization FTE Rates for other FTEs conducting Product Commercialization activities. The financial representatives from Cephalon and Alkermes appointed pursuant to Section 3.2 will be responsible for identifying, analyzing and reporting to the CT all significant [**] between the budget and the applicable Commercialization Costs and all [**] between the budget and the Commercialization Costs. If any costs for a Commercialization activity result in an increase [**] in the approved budget for a calendar quarter of more than [**] percent ([**]%), the CT shall forward to the JSC the report it received from the financial representatives, and the JSC shall review such costs and shall designate them as Commercialization Costs if the JSC determines that incurring such costs was [**]. [**]. A [**]-year long-range plan for Commercialization of the Products in the Field in the Territory (including the budget for Commercialization Costs) shall be established on a yearly basis under the direction of the CT as set forth in Section 4.2.2 and shall be submitted to the JSC for final approval.

     4.9 PRODUCT LABEL AND PACKAGING. Pursuant to the terms and conditions of the Supply Agreement, Alkermes shall be responsible for ensuring that labels, inserts and packaging for the Products are in conformity with the applicable Regulatory Approvals and applicable Laws.

     4.10 PROMOTIONAL MATERIALS.

          4.10.1 PROMOTIONAL MATERIALS PRODUCTION. Cephalon shall be responsible for producing all Promotional Materials for the Territory. Cephalon shall own all right, title and interest in and to the Promotional Materials, including all copyrights thereto.

          4.10.2 APPROVAL OF PROMOTIONAL MATERIALS. Within [**] days of the Effective Date, Cephalon shall establish a promotional review committee, or designate an existing committee, that shall be responsible for reviewing and approving Promotional Materials, training materials for the Product, materials that will be distributed by medical science liaisons for the Product and comparable materials (such committee, the "PRC"). Alkermes shall appoint a representative to the PRC with expertise and responsibilities in the areas of regulatory affairs. The PRC will meet at

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least once each calendar quarter or as otherwise agreed by the PRC. Cephalon shall establish the timing and agenda for all PRC meetings and shall send notice of such meetings, including the agenda therefor, to all PRC members. In addition, Cephalon will provide to the Alkermes representative drafts of all materials to be considered at such meeting at the same time as they are provided to the other PRC members, which shall be a reasonable time prior to the meeting to allow review of such materials. As a general principle, the PRC will operate by consensus, with each Party collectively having one vote. In the event that the PRC members, including the Alkermes representative, do not reach consensus with respect to a matter that is within the purview of the PRC within [**] days after they have attempted to reach such consensus, such matter shall be presented to the JSC for resolution. Cephalon and Alkermes shall maintain Promotional Materials and any other materials reviewed by the PRC in confidence pursuant to the terms of Article 8 and shall not publish, disseminate or use them unless and until such materials are approved for publication, other general dissemination or use by the PRC, the JSC or pursuant to the dispute resolution procedure set forth in Article 12 (where any such matter shall be considered a Reserved Dispute to be decided by Cephalon, subject to Alkermes' rights as the holder of the Regulatory Approval for a Product to require that Cephalon not implement certain decisions). Cephalon shall provide Alkermes with six (6) final copies of all Promotional Materials concurrently with Cephalon's initial public dissemination thereof, and such additional copies as may be reasonably requested by Alkermes from time to time.

          4.10.3 COMPLAINTS REGARDING PROMOTIONAL MATERIALS. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports or complaints received by such Party from the FDA, any other regulatory authority or any Third Party claiming that any Promotional Materials are inconsistent with the Product labeling or are otherwise in violation of the Act.

          4.10.4 PROMOTIONAL MATERIALS. Each Party shall, and shall cause its Sales Representatives and/or Treatment System Specialists, as applicable, to,
(i) use the Promotional Materials solely for the purposes of this Agreement and
(ii) immediately cease the use of any Promotional Materials when instructed to do so by the CT.

     4.11 SALES FORCE.

          4.11.1 CEPHALON PERSONNEL. Cephalon shall use Commercially Reasonable Efforts to provide sufficient marketing and sales support for the Products in the Territory, which shall include, unless otherwise agreed by the Parties: (i) an appropriate number of Sales Representatives, including a minimum number of Sales Representatives as established pursuant to Section 4.11.3 (the "Minimum Sales Representatives"); (ii) appropriate national account managers (including public and private payers and management of distribution partners); (iii) appropriate sales force management and training personnel; (iv) appropriate field-based personnel to support reimbursement; and (v) appropriate field medical affairs personnel. Performance of the

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Sales Representative FTEs will be charged as Commercialization Costs at the
Sales Representative FTE Rate and Commercialization activities performed by all other personnel described in this Section 4.11.1 will be charged as Commercialization Costs at the Commercialization FTE Rate.

          4.11.2 ALKERMES PERSONNEL. As of the Effective Date, Alkermes shall have the right to hire, in its sole discretion, such number of treatment system specialists as both Parties agree is appropriate to provide information and assistance to the Target Prescribers with respect to the Products (the "Treatment System Specialists"); provided, however, that Alkermes shall be entitled to hire at least thirty (30) Treatment System Specialists. Alkermes shall also have the right to hire appropriate Treatment System Specialist management and training personnel, in accordance with the Commercialization Plan, provided, however, that the CT shall be obligated to provide for, and the JSC to approve, reasonable management and training personnel for the Treatment System Specialists in the Commercialization Plan. Commercialization activities performed by the Treatment System Specialist FTEs will be charged as Commercialization Costs at the Treatment System Specialist FTE Rate and Commercialization activities performed by all other personnel described in this
Section 4.11.2 will be charged as Commercialization Costs at the Commercialization FTE Rate.

          4.11.3 MINIMUM SALES REPRESENTATIVES. Cephalon shall provide at least the following Minimum Sales Representatives: (i) by commercial launch of the Medisorb Product for the Initial Indication and, subject to this Section 4.11.3, thereafter during the Term, [**] Sales Representative FTEs engaged in Detailing the Products to Target Prescribers, and (ii) by the first anniversary of such commercial launch and, subject to this Section 4.11.3, thereafter during the Term, an additional [**] Sales Representative FTEs, for a total of [**] Sales Representative FTEs engaged in Detailing the Products to Target Prescribers. During the first [**] months after commercial launch of the Medisorb Product for the Initial Indication, the Minimum Sales Representatives shall be dedicated solely to Detailing the Products. Thereafter at all times during the Term, at least [**] Sales Representative FTEs shall spend at least [**] of their allocated time performing Primary Position Details and no more than [**] of their allocated time performing Secondary Position Details. [**].

          4.11.4 EXPANSION OF THE NUMBER OF SALES REPRESENTATIVES. If the CT determines that it is desirable to increase the total number of Sales Representative FTEs engaged in Detailing the Products to Target Prescribers, the Commercialization Plan shall be amended accordingly. Alkermes shall have the option to provide, using Alkermes Sales Representative FTEs, up to the first [**] of such additional Sales Representative FTEs, which Alkermes Sales Representatives FTEs shall Detail the Products to Target Prescribers as specified in a Detailing plan to be included in the Commercialization Plan. In addition if Alkermes exercises its option to provide any Alkermes Sales Representative FTEs, the Parties shall promptly negotiate in good faith appropriate revisions to the Commercialization Plans and this Agreement to specify commercially reasonable terms and conditions for the coordination of the Cephalon and

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Alkermes Sales Representative FTEs, including terms and conditions regarding training, sales meetings, and communication with the Sales Representative FTEs.

          4.11.5 RESPONSIBILITY FOR SALES FORCES. Subject to the Commercialization Plan and Section 4.11.10, each Party shall have responsibility for its Sales Representatives, Treatment System Specialists and other personnel engaged in Commercializing the Products, including in carrying out the Medical Activity Plan, and for performing its other obligations hereunder, including recruiting, hiring, training, managing and compensating its personnel. Each Party shall ensure that its personnel understand (as necessary) and comply with this Agreement and applicable Laws. Each Party shall retain only personnel who have sufficient technical training and experience to Commercialize the Products and to carry out the Medical Activity Plan in a manner consistent with the practice by leading pharmaceutical and biotechnology companies of comparable activities.

          4.11.6 COMPENSATION. Each Party shall reasonably compensate its Sales Representatives, Treatment System Specialists and other Commercialization personnel with respect to the Products in a manner reasonably calculated to incent such personnel to carry out their responsibilities in a manner consistent with the objectives set forth in the Commercialization Plan. Notwithstanding the foregoing, each of Cephalon and Alkermes may only charge Shared Expenses with respect to the Commercialization activities performed by such personnel in accordance with the Sales Representative FTE Rate, the Treatment System Specialist FTE Rate or the Commercialization FTE Rate, as applicable.

          4.11.7 DEBARMENT LIMITATIONS. In the course of Commercialization of the Products in the Territory, neither Party shall knowingly use any employee or consultant who is or has been debarred by the FDA or any other regulatory authority, or, to the best of such Party's knowledge, who is or has been the subject of debarment proceedings by the FDA or any such regulatory authority. Each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports that such Party receives from any Third Party with respect to any use of a debarred employee or consultant in connection with such Party's performance of its obligations under this Agreement.

          4.11.8 CONDUCT OF SALES FORCES. In connection with the Commercialization of the Products, including carrying out the Medical Activity Plan, neither Party shall make, or permit any of its Sales Representatives, Treatment System Specialists or other employees or agents to make, any statement, representation or warranty, oral or written, to any Third Party concerning the Products that is inconsistent with, or contrary to, the approved Product labeling, the Promotional Materials, this Agreement and the Commercialization Plan. In addition, each Party shall ensure that its Sales Representatives Detail the Products in a fair and balanced manner consistent with the requirements of the Act. Neither Party's Sales Representatives shall engage in any pre-marketing activities for the Products that are prohibited by Law.

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          4.11.9 MEDICAL EDUCATION. The Parties shall support medical education activities in accordance with the Medical Activity Plan and applicable Laws. In connection with such medical education activities, the Parties may distribute only those materials that have been approved pursuant to Section 4.10.2 for distribution.

          4.11.10 PERSONNEL ISSUES. If either Party notifies the other Party that it believes certain Sales Representatives, Treatment System Specialists or other employees or agents of a Party, as applicable, may (i) have violated any Laws, (ii) be damaging relationships with health care professionals or damaging the Product brand or (iii) have failed to comply with this Agreement, the Party giving notice shall have the right to request that the other Party immediately address the performance of such individual, in addition to any other rights or remedies available to the Party giving notice under this Agreement, at Law or in equity. The Party employing or contracting with such individual shall promptly evaluate such issue in accordance with applicable policies or as it may otherwise deem appropriate. Such Party shall keep the other Party reasonably informed of the progress of, and information learned during, its evaluation. If determined by the Party employing or contracting with such individual, such Sales Representative, Treatment System Specialist or other employee or agent shall be replaced and removed from performance of Commercialization activities for the Products pursuant to this Agreement.

     4.12 TRAINING MATERIALS.

          4.12.1 DEVELOPMENT. During the Term, the Parties shall be responsible as set forth in the Commercialization Plan for developing and updating as appropriate materials and programs to train the Sales Representatives, Treatment System Specialists, medical science liaisons and other employees and agents to Commercialize the Products and to carry out the Medical Activity Plan in the Territory.

          4.12.2 APPROVAL. All Product-specific training materials developed pursuant to Section 4.12.1 shall be prepared in compliance with all Laws, and Cephalon shall send to Alkermes' PRC representative pursuant to Section 4.10.2 a master copy of all such training materials that it develops, as well as all other training materials relating to the Products that it intends to use in connection with the training of its personnel to Commercialize the Products in the Territory, including to carry out the Medical Activity Plan. Product-specific training materials shall be approved pursuant to Section 4.10.2 prior to their use in training such personnel.

          4.12.3 RETURN; CONFIDENTIALITY. Each Party shall require any of its Sales Representatives who ceases to be employed or to participate in the promotion of the Products to return to such Party all Product training materials and all other Confidential Information.

     4.13 SAMPLES. Each Party shall use samples of the Products strictly in accordance with the Commercialization Plan, and shall store and distribute such samples

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in full compliance with all applicable Laws, including the requirements of the
Prescription Drug Marketing Act of 1987, as amended (the "PDMA"). Each Party will maintain those records required by the PDMA and all other Laws with respect to such Product samples. Each Party shall allow representatives of the other Party to inspect such records and storage facilities for the Product samples during regular business hours on request and with reasonable prior notice. Subject to receipt of necessary information from Cephalon on a timely basis, Alkermes shall be solely responsible for the filing of any necessary reports on the Product samples to the FDA in connection with the PDMA, and Cephalon agrees to provide Alkermes with any information in Cephalon's control that is required by the PDMA to be included in such filings.

     4.14 MEDICAL INQUIRIES. Subject to terms and conditions of the safety data exchange agreement for the Products executed by the Parties pursuant to Section 3.5, the CT shall develop a set of standard operating procedures for responding promptly to medical questions or inquiries from members of the medical and paramedical professions and consumers relating to the Products. Cephalon shall be responsible for establishing such systems and maintaining such records as are required to respond to such questions or inquiries in accordance with all applicable Laws, including consulting with Alkermes and reporting such information to Alkermes in a manner that allows Alkermes to fulfill its obligations as the holder of the Regulatory Approvals for the Products, and shall allow representatives of Alkermes to inspect such systems and records during regular business hours on request with reasonable prior notice. In response to unsolicited medical inquiries with respect to off-label use of the Products the Parties may distribute to medical professionals, or otherwise, only those materials that have been approved pursuant to Section 4.10.2 for distribution.

     4.15 LIMITATION ON COMMERCIALIZATION TEAM DECISION MAKING. Neither the CT nor the JSC shall, without the consent of Alkermes, have any authority to modify or reduce Cephalon's obligation under this Agreement to use Commercially Reasonable Efforts to Commercialize the Product as provided herein. Notwithstanding anything to the contrary herein, Cephalon shall not have any right to resolve any Reserved Dispute in any manner that modifies or reduces Cephalon's obligations under this Agreement or to amend any provision of this Agreement.

                                    ARTICLE 5
                             MANUFACTURE AND SUPPLY

     5.1 SUPPLY AGREEMENT. Concurrently with the execution of this Agreement, the Parties are entering into a supply agreement (the "Supply Agreement") pursuant to which Alkermes shall supply the Clinical Supplies and the Commercial Supplies. The Parties shall negotiate within [**] days after the Effective Date an associated Quality Agreement specifying certain quality assurance and quality control requirements relating to the supply of Clinical Supplies and Commercial Supplies by Alkermes.

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     5.2 SUPPLY TEAM. The Parties shall establish a supply team, or ST, pursuant to the provisions of the Supply Agreement.

     5.3 SUPPLY COSTS. The Fully Burdened Manufacturing Costs of Clinical Supplies and Commercial Supplies (other the costs of Clinical Supplies included within Initial Indication Development Costs) shall be Shared Expenses and shall be subject to offset or credit against amounts due pursuant to Section 9.5 below.

                                    ARTICLE 6
                         LICENSE GRANTS AND ASSIGNMENTS

     6.1 PATENT AND KNOW-HOW LICENSE GRANT.

          6.1.1 BY ALKERMES. Alkermes hereby grants to Cephalon and its Affiliates a semi-exclusive license (exclusive except as to the rights retained by Alkermes and its Affiliates to perform their obligations and exercise their rights under this Agreement and the Supply Agreement) under the Alkermes Patents, the Alkermes Know-How, and Alkermes' right, title and interest in the Joint Patents and the Joint Know-How to use, sell, offer for sale and import (but not to make or have made) the Products in the Field in the Territory, with the right to grant sublicenses to Third Party contractors if and only as necessary to facilitate the performance of Cephalon's Development and Commercialization responsibilities hereunder; provided that Cephalon shall not sublicense the right to sell or offer for sale Products. [**]. Cephalon shall notify Alkermes if it has granted a sublicense of the rights it has been licensed pursuant to this Section 6.1.1.

          6.1.2 BY CEPHALON. Cephalon hereby grants to Alkermes a royalty-free semi-exclusive license (exclusive except as to the rights retained by Cephalon and its Affiliates to perform their obligations and exercise their rights under this Agreement and the Supply Agreement), with the right to sublicense, under the Cephalon Patents, the Cephalon Know-How and Cephalon's right, title and interest in the Joint Patents and Joint Know-How to make, have made, use, offer for sale and import (but not to sell) the Products in the Field in the Territory. Alkermes shall notify Cephalon if it has granted a sublicense of the rights it has been licensed pursuant to this Section 6.1.2.

          6.1.3 NO IMPLIED LICENSES. Except as expressly granted herein, there are no implied licenses under the Alkermes Patents, the Alkermes Know-How, the Cephalon Patents, the Cephalon Know-How, the Joint Patents, the Joint Know-How or any other intellectual property rights Controlled by Alkermes, Cephalon or their Affiliates, as applicable.

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          6.1.4 RIGHTS UPON BANKRUPTCY. With respect to either Party, all rights and licenses granted under this Agreement by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365 (n) of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101 (35A) of the Bankruptcy Code. The Parties agree that the licensee Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy of the licensor Party.

     6.2 ALKERMES PATENTS UPDATE. At the request of Cephalon, Alkermes shall provide a list of patents and patent applications falling within the definition of Alkermes Patents licensed to Cephalon hereunder.

     6.3 TRADEMARK ASSIGNMENT. Promptly after the Effective Date, Alkermes shall transfer and assign to Cephalon, and Cephalon shall acquire and accept from Alkermes, Alkermes' entire right, title, and interest in and to the Vivitrex Trademark in the Territory, together with that portion of the good will of the business of Alkermes associated with the use of and symbolized by such trademark in the Territory and all common law rights in the Vivitrex Trademark in the Territory. Alkermes hereby agrees that it will, upon Cephalon's request and at Cephalon's cost and expense, execute all documents that may be necessary to perfect Cephalon's title to the Vivitrex Trademark in the Territory.

     6.4 TRADEMARK LICENSE. Alkermes hereby grants to Cephalon and its Affiliates a non-exclusive, royalty-free license to use the Medisorb Trademark for the advertising, promotion, marketing, distribution and sale of the Products in the Field in the Territory. Cephalon hereby acknowledges Alkermes' exclusive right, title and interest in and to the Medisorb Trademark and agrees that Cephalon and its Affiliates will not at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or Alkermes' exclusive right, title and interest in and to the Medisorb Trademark. In using the Medisorb Trademark, Cephalon and its Affiliates shall display the registration symbol (R) to the right of and slightly above or below the last letter of the Medisorb Trademark. Cephalon and its Affiliates will not in any manner represent that they own the Medisorb Trademark and Cephalon hereby acknowledges that use of the Medisorb Trademark as set forth in this Section 6.4 shall not create any right, title or interest in or to the Medisorb Trademark in favor of Cephalon or its Affiliates, but that all use of the Medisorb Trademark by Cephalon and its Affiliates shall inure to the benefit of Alkermes.

     6.5 CORPORATE NAME AND LOGO. During the Term, Alkermes grants Cephalon the non-exclusive right to use the Alkermes name and corporate logo in the Territory solely for the purpose of Cephalon's Commercialization of the Products in accordance with the terms of this Agreement.

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     6.6 ROW TERRITORY. Alkermes retains all of its rights to use, sell, manufacture, offer for sale and import the Products in the ROW Territory. During the period beginning on the Effective Date and ending one hundred eighty (180) days thereafter (the "Option Period"), Alkermes shall not enter into any agreement or negotiation with any Third Party regarding a license of the rights to use, sell, offer for sale and import the Products in the ROW Territory. If during the Option Period Cephalon notifies Alkermes in writing of its desire to enter into an exclusive license to use, sell, offer for sale and import the Products in the ROW Territory, then Alkermes shall exclusively negotiate with Cephalon in good faith a definitive agreement for such an exclusive license containing customary representations, warranties, covenants and agreements, satisfactory in form and substance to the Parties and their legal advisors, as are necessary or appropriate for transactions of this type. If Cephalon does not notify Alkermes of its desire to enter into such an exclusive license within the Option Period, or if at the end of the Option Period Alkermes and Cephalon are unable to agree on terms for such a definitive license, then Alkermes shall be free to use, sell, manufacture, offer for sale and import the Products in the ROW Territory itself or to initiate discussions and execute a license with one or more Third Parties to do so, with no further obligation to Cephalon under this Agreement. [**].

     6.7 TERMINATION OF LICENSE TO CONTESTED PATENT RIGHTS. Either Alkermes, as the licensor of the Alkermes Patents and the Alkermes Manufacturing Patents under this Agreement, or Cephalon, as the licensor of the Cephalon Patents under this Agreement, may at its option terminate its licenses to the other Party under this Agreement of any of the licensor's Patent Rights as to which the other Party commences any action or asserts any formal position in any forum (including a court, a patent office or an arbitral tribunal, and whether in the form of petitions for declaratory relief, claims, counterclaims, defenses, interferences, petitions for reexamination or otherwise) that such Patent Right is invalid or unenforceable.

                                    ARTICLE 7
                          INTELLECTUAL PROPERTY RIGHTS

     7.1 OWNERSHIP OF INTELLECTUAL PROPERTY.

          7.1.1 COLLABORATION TECHNOLOGY. Alkermes shall own all Collaboration Technology, including all patents and patent applications thereon, that are developed, made or conceived solely by or on behalf of Alkermes or its Affiliates, subject to the rights and licenses granted herein. Cephalon shall own all Collaboration Technology, including all patents and patent applications thereon, that are developed, made or conceived solely by or on behalf of Cephalon or its Affiliates, subject to the rights and licenses granted herein. All Joint Patents shall be owned jointly by Alkermes and Cephalon, with full ownership rights in any field and the right to license and sublicense, subject to the rights and licenses granted herein. The Laws of the United States with

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respect to determining inventorship shall govern determinations of ownership pursuant to this Agreement. Alkermes and Cephalon shall jointly own all Joint Know-How, subject to the rights and licenses granted herein.

          7.1.2 OTHER INVENTIONS.

               (I) During the Term, and pursuant to a Development Plan or Commercialization Plan, inventions may be developed, made or conceived by employees or agents of either Party or its Affiliates, solely or jointly, which are not Collaboration Technology ("Other Inventions"). Alkermes shall own all Other Inventions developed, made or conceived solely by or on behalf of Alkermes or its Affiliates, and Cephalon shall own all Other Inventions developed, made or conceived solely by or on behalf of Cephalon or its Affiliates. All Other Inventions developed, made or conceived jointly by or on behalf of Alkermes or its Affiliates and by or on behalf of Cephalon or its Affiliates shall be jointly owned by Alkermes and Cephalon with full ownership rights in any field and the right to license and sublicense.

               (II) Each Party, at its sole discretion and responsibility, may prepare, file, prosecute and maintain patent applications and patents claiming solely owned Other Inventions at its sole cost and expense. For Other Inventions that are jointly owned by Alkermes and Cephalon, the Parties shall jointly decide on a patent application preparation, filing, prosecution and maintenance strategy, and shall equally share all costs and expenses associated therewith. Unless otherwise agreed by the Parties, patent applications and patents claiming Other Inventions that are jointly owned by Alkermes and Cephalon will be prepared, filed, prosecuted and maintained by [**].

          7.1.3 ASSIGNMENT AND LICENSES. Each of Alkermes and Cephalon shall require all of its and its Affiliates' employees, and each Party shall use commercially reasonable efforts to require any Third Parties working on the collaboration hereunder or who receive materials or know-how related to a Product from a Party, including its sublicensees, to assign all intellectual property developed, made or conceived by such employees or Third Parties pursuant to a Development Plan or Commercialization Plan to Alkermes and/or Cephalon according to the ownership principles described in Sections 7.1.1 and
7.1.2 above. In the event that a Party is unable to have a Third Party assign such inventions, then that Party shall use commercially reasonable efforts to require that Third Party to grant an exclusive, royalty-free, worldwide, irrevocable license, including the right to sublicense, to all intellectual property developed, made or conceived by that Third Party pursuant to a Development Plan or Commercialization Plan to Alkermes and/or Cephalon according to the ownership principles described in Sections 7.1.1 and 7.1.2 above.

          7.1.4 INVENTORSHIP AND OWNERSHIP PROCEDURE. The Parties shall within a reasonable time after the Effective Date establish a mutually agreeable procedure for determining inventorship of intellectual property that is developed, made or conceived

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pursuant to a Development Plan or Commercialization Plan, provided that such determination shall be made in accordance with applicable United States Laws relating to inventorship. All such determinations shall be documented to ensure that any divisional or continuation patent applications reflect appropriate inventorship and that inventions and patent rights are assigned to the appropriate Party. To the extent possible, claims shall be separated into divisional or equivalent patent applications to permit ownership of such applications solely by one or the other of the Parties, rather than jointly by the Parties, in accordance with the ownership principles set forth in Sections
7.1.1 and 7.1.2 above.

     7.2 DISCLOSURE OF PATENTABLE INVENTIONS. During any portion of the Term during which the Parties are sharing Distributable Profit and Distributable Losses pursuant to Section 9.5, each Party shall promptly provide to the other Party any invention disclosure submitted in the normal course of its business that disclose Collaboration Technology. Any such invention disclosure shall constitute Confidential Information of the providing Party.

     7.3 PATENT COMMITTEE. Each Party will appoint a representative with patent and intellectual property expertise no later than [**] days after the Effective Date. Such representatives will meet (in person, by telephone or videoconference) upon request by either Party during the Term, and the pendency of any Joint Patents, to coordinate, discuss, and review strategies with respect to preparing, filing, prosecuting, maintaining, enforcing and defending patent applications and patents that disclose Collaboration Technology. The patent representatives shall prepare an estimated budget for Patent Costs for patent and patent application preparation, filing, prosecution and maintenance during each subsequent calendar year by [**] of the then-current calendar year and submit this budget to the JSC for review and approval.

     7.4 PATENT FILINGS.

          7.4.1 ALKERMES PATENTS. Alkermes, at its sole discretion and responsibility, shall prepare, file, prosecute and maintain the Alkermes Patents and the Alkermes Manufacturing Patents and shall be responsible for all material actions relating to the prosecution and maintenance of the Alkermes Patents and the Alkermes Manufacturing Patents worldwide, including patent interferences, reexaminations, reissuances, appeals, oppositions and revocation proceedings. The fees and expenses paid to outside legal counsel and experts, or the cost of Alkermes' or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance of the Alkermes Patents in the Territory shall be Patent Costs. Any such fees and expenses paid to outside legal counsel and experts, or the cost of Alkermes' or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance of the Alkermes Patents in the ROW Territory or of the Alkermes Manufacturing Patents worldwide shall be paid by Alkermes.

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
          7.4.2 CEPHALON PATENTS. Cephalon, at its sole discretion and responsibility, shall prepare, file, prosecute and maintain the Cephalon Patents, and shall be responsible for all material actions relating to the prosecution and maintenance of the Cephalon Patents worldwide, including patent interferences, reexaminations, reissuances, appeals, oppositions and revocation proceedings. The fees and expenses paid to outside legal counsel and experts, or the cost of Cephalon's or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance in the Territory shall be Patent Costs. Any such fees and expenses paid to outside legal counsel and experts, or the cost of Cephalon's or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance in the ROW Territory shall be paid by Cephalon.

          7.4.3 JOINT PATENTS. Alkermes, in consultation with Cephalon, shall decide on a patent application preparation, filing and prosecution strategy and a patent maintenance strategy with respect to Joint Patents. Unless otherwise agreed by the Parties, all such Joint Patents will be prepared, filed, prosecuted and maintained by [**]. The fees and expenses paid to outside legal counsel and experts, or the cost of the Parties' and their Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance in the Territory shall be Patent Costs. The fees and expenses paid to outside legal counsel and experts, or the cost of the Parties' and their Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution and maintenance in the ROW Territory shall be paid by Alkermes.

          7.4.4 FILING, PROSECUTION AND MAINTENANCE. The Party that is responsible for filing hereunder a patent application claiming Collaboration Technology will be termed the "Filing Party." The Filing Party shall provide all draft patent applications to the other Party sufficiently in advance of filing for the other Party to have the opportunity to comment thereon and shall take such comments into consideration in the application filed. The Filing Party shall also promptly furnish the other Party with copies of all substantive communications between the Filing Party and applicable patent offices relating to such patent applications, and shall take the other Party's comments and suggestions into consideration when framing responses and submissions to such patent offices. The Filing Party shall timely inform the other Party of any patent issuing or granted from such patent applications. The Filing Party shall also provide an annual summary of the status of each patent application filed hereunder and any patent issuing or granting therefrom.

          7.4.5 FAILURE TO PREPARE, FILE, PROSECUTE, MAINTAIN OR DEFEND PATENTS.

               (I) PREPARATION AND FILING.

                    (A) Alkermes shall inform Cephalon if it elects not to prepare, file, prosecute, maintain or defend in the Territory a patent application or patent that is an Alkermes Patent claiming Collaboration Technology and that is the

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subject of an unterminated license hereunder. Cephalon may then prepare, file, prosecute, maintain and defend any such patent application or patent in the Territory. The fees and expenses paid to outside legal counsel and experts, or the cost of Cephalon's or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution, maintenance and defense in the Territory shall be Patent Costs.

                    (B) Cephalon shall inform Alkermes if it elects not to prepare, file, prosecute, maintain or defend in the Territory a patent application or patent that is a Cephalon Patent claiming Collaboration Technology and that is the subject of an unterminated license hereunder. Alkermes may then prepare, file, prosecute, maintain and defend any such patent application or patent in the Territory. The fees and expenses paid to outside legal counsel and experts, or the cost of Alkermes' or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution, maintenance and defense in the Territory shall be Patent Costs.

                    (C) If Alkermes elects not to have a patent application or patent that is a Joint Patent prepared, filed, prosecuted, maintained or defended, it shall so inform Cephalon. Cephalon may then have any such patent application or patent prepared, filed, prosecuted, maintained or defended using the counsel described in Section 7.4.3. The fees and expenses paid to outside legal counsel and experts, or the cost of Cephalon's or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution, maintenance and defense in the Territory shall be Patent Costs. Any such fees and expenses paid to outside legal counsel and experts, or the cost of the Cephalon's or its Affiliates' FTEs, incurred in connection with such preparation, filing, prosecution, maintenance and defense in the ROW Territory shall be paid by Cephalon.

               (II) ABANDONMENT. If the Filing Party intends to allow any patent or patent application that is (A) a Joint Patent, (B) in the Territory, an Alkermes Patent claiming Collaboration Technology that is the subject of an unterminated license hereunder or (C) in the Territory, a Cephalon Patent claiming Collaboration Technology that is the subject of an unterminated license hereunder, to lapse or become abandoned without having first filed a continuation or divisional application, the Filing Party shall notify the other Party of such intention at least [**] days prior to the date upon which such patent application or patent shall lapse or become abandoned, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution and maintenance thereof. The fees and expenses paid to outside legal counsel and experts, or the cost of the prosecuting and maintaining Party's or its Affiliates' FTEs, incurred in connection with such prosecution and maintenance in the Territory shall be Patent Costs and in the ROW Territory shall be paid by the prosecuting and maintaining Party.

     7.5 DEFENSE AND ENFORCEMENT RIGHTS.

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          7.5.1 NOTIFICATION OF INFRINGEMENT. If either Party learns of any actual or threatened infringement or any attack on the validity or enforceability by a Third Party with respect to an Alkermes Patent, an Alkermes Manufacturing Patent, a Cephalon Patent or a Joint Patent anywhere in the world, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such events.

          7.5.2 DEFENSE. Except as otherwise set forth in Section 7.5.3 below, Alkermes shall be solely responsible for prosecuting an infringement or defending any attack on the validity or enforceability of an Alkermes Patent or Alkermes Manufacturing Patent worldwide and Cephalon shall be solely responsible for prosecuting an infringement or defending any attack on the validity or enforceability of a Cephalon Patent worldwide. Except as otherwise set forth in
Section 7.5.3 below, in the event of an infringement by a Third Party of a Joint Patent or an attack by a Third Party on the validity or enforceability of a Joint Patent, the Parties shall decide the best way to proceed.

          7.5.3 ENFORCEMENT OF ALKERMES PATENTS, ALKERMES MANUFACTURING PATENTS, CEPHALON PATENTS AND JOINT PATENTS.

               (I) After the Effective Date, within a reasonable time prior to
(A) Alkermes bringing any legal action or proceeding or filing any counterclaim (referred to in this Section 7.5.3 as an "Action") regarding an infringement of any of the Alkermes Patents or Alkermes Manufacturing Patents in the Territory by a product that is being developed or commercialized for the Initial Indication or any New Indication for which a Product has received Regulatory Approval or is under Development pursuant to a Development Plan in the Territory, (B) Cephalon bringing any Action regarding an infringement of any of the Cephalon Patents in the Territory by a product that is being developed or commercialized for the Initial Indication or any New Indication for which a Product has received Regulatory Approval or is under Development pursuant to a Development Plan in the Territory or (C) Alkermes bringing any Action regarding an infringement of any of the Joint Patents in the Territory, the Parties shall consult with one another to determine the best way for the Parties to proceed. If both Parties agree to institute an Action regarding such infringement, the Parties shall jointly institute, prosecute and control such Action, using mutually agreed counsel. In the event both Parties desire to institute an Action, [**].

               (II) If both Parties do not agree to institute an Action pursuant to Section 7.5.3(i) within [**] days of the date notice is received by a Party pursuant to Section 7.5.1, then Alkermes shall have the right solely to institute, prosecute and control such an Action with respect to the Alkermes Patents, the Alkermes Manufacturing Patents and the Joint Patents, using counsel of its own choice, at its own [**], and Cephalon shall have the right solely to institute, prosecute and control such an Action with respect to the Cephalon Patents, using counsel of its own choice, at its own cost and expense. In the event either Party solely institutes such an Action, (A) the

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other Party agrees to be joined as a party plaintiff if necessary to prosecute such Action, to give the instituting Party authority to file and prosecute the Action and to provide reasonable assistance in connection therewith and (B) any recovery from any settlement or judgment from such Action [**].

               (III) If Alkermes does not institute an Action pursuant to
Section 7.5.3(ii) within [**] of the date notice is received by a Party pursuant to Section 7.5.1, then Cephalon shall have the right solely to institute, prosecute and control such an Action with respect to the Alkermes Patents, the Alkermes Manufacturing Patents and the Joint Patents, using counsel of its own choice, [**]. If Cephalon does not institute an Action pursuant to Section 7.5.3(ii) within [**] of the date notice is received by a Party pursuant to
Section 7.5.1, then Alkermes shall have the right solely to institute, prosecute and control such an Action with respect to the Cephalon Patents, using counsel of its own choice, [**]. In the event either Party solely institutes such an Action, (A) the other Party agrees to be joined as a party plaintiff if necessary to prosecute such Action, to give the instituting Party authority to file and prosecute the Action and to provide reasonable assistance in connection therewith and (B) any recovery from any settlement or judgment from such Action [**].

               (IV) Either Party shall immediately notify the other Party of any certification received by the Party giving notice under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, the "Hatch-Waxman Act"), as amended, with respect to a Product in the Field. If a Party having the right to enforce an Alkermes Patent, Alkermes Manufacturing Patent or Joint Patent decides not to bring infringement proceedings against the Third Party making such a certification, such Party shall give notice to the other Party of its decision not to bring suit within [**] after receipt of notice of such certification. The other Party may then, but is not required to, bring suit against the Third Party that filed the certification. Any suit by Alkermes or Cephalon shall either be in the name of Alkermes or in the name of Cephalon, or jointly by Alkermes and Cephalon, as may be required by Law. For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit and shall provide the Party bringing suit reasonable assistance in connection therewith.

          7.5.4 SETTLEMENT WITH A THIRD PARTY INFRINGER. If both Parties bring suit to enforce or defend a given Alkermes Patent, Alkermes Manufacturing Patent, Cephalon Patent or Joint Patent [**].

     7.6 INFRINGEMENT DEFENSE. After the Effective Date, if a Third Party asserts, or if either Party otherwise becomes aware, that a patent or other right owned by a Third Party may be infringed by the manufacture, use, sale, offer for sale or import of a Product in the Field in the Territory or the manufacture of a Product outside the Territory for use, sale, offer for sale or import in the Territory, then such Party shall promptly notify the other Party and the Parties shall [**].

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     7.7 THIRD-PARTY PATENT LICENSES. If the Parties agree pursuant to Section
7.6 or pursuant to this Section 7.7 to obtain a license from a Third Party with respect to a patent that may be infringed by the manufacture, use, sale, offer for sale or import of a Product in the Field in the Territory or the manufacture of a Product outside the Territory for use, sale, offer for sale or import in the Territory, then [**].

     7.8 PATENT MARKING. Each Party agrees to comply with the patent marking statutes in the United States with respect to the Products.

     7.9 TRADEMARK MAINTENANCE. After the Effective Date, Cephalon shall prosecute, maintain and defend in the Territory the Vivitrex Trademark and any other trademark (other than the Medisorb Trademark) used for the advertising, promotion, marketing, distribution or sale of a Product anywhere in the Territory (each an "Additional Product Trademark") and prosecute and maintain any applications for registration or registrations for any such mark. After the Effective Date, Alkermes may, in its sole discretion, prosecute, maintain and defend in the Territory the Medisorb Trademark and prosecute and maintain any applications for registration or registrations for such mark. After the Effective Date, Alkermes may, in its sole discretion, prosecute, maintain and defend in the Territory the Medisorb Trademark and prosecute and maintain any applications for registration or registrations for such mark. If Alkermes elects to abandon any registration for the Medisorb Trademark in the Territory that is relevant to the Products, Alkermes shall provide Cephalon with reasonable advance notice and, subject to Alkermes' obligations to Third Parties existing as of the Effective Date, Cephalon shall have the right to assume responsibility for the maintenance of such trademark registrations.

     7.10 TRADEMARK INFRINGEMENT.

          7.10.1 NOTIFICATION OF INFRINGEMENT. If either Party learns that a Third Party is infringing the Vivitrex Trademark, any Additional Product Trademark or the Medisorb Trademark, such Party shall promptly notify the other Party.

          7.10.2 INFRINGEMENT ACTION WITH RESPECT TO THE VIVITREX TRADEMARK OR ANY ADDITIONAL PRODUCT TRADEMARK. After the Effective Date, Cephalon shall have the sole right to take the appropriate steps to stop the infringement of the Vivitrex Trademark or any Additional Product Trademark in the Territory, including instituting an action with respect to such infringement, with counsel of its own choice. Such enforcement costs shall be Commercialization Costs. Alkermes agrees to provide reasonable assistance to Cephalon, with any costs of providing such assistance constituting Commercialization Costs, in taking any such steps. Any recovery from any settlement or judgment from any such action to stop infringement of the Vivitrex Trademark or any Additional Product Trademarks in the Territory shall be [**].

                                    ARTICLE 8

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
                                 CONFIDENTIALITY

     8.1 CONFIDENTIALITY. Except to the extent authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose any proprietary and confidential information and materials furnished to it by the disclosing Party pursuant to this Agreement and the Supply Agreement (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

          (I) was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

          (II) was generally available to the public or otherwise part of the public domain at the time of its disclosure by the disclosing Party;

          (III) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

          (IV) was disclosed to the receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

          (V) was subsequently developed by the receiving Party or its Affiliates without use of the Confidential Information of the disclosing Party as demonstrated by competent written records.

Alkermes Know-How, Alkermes Manufacturing Know-How, Alkermes Patents and Alkermes Manufacturing Patents shall be considered Confidential Information of Alkermes. Cephalon Know-How and Cephalon Patents shall be considered Confidential Information of Cephalon. Joint Know-How and Joint Patents shall be considered Confidential Information of both Parties.

     8.2 AUTHORIZED USE AND DISCLOSURE. Each Party shall maintain the Confidential Information of the other Party in confidence and may use Confidential Information of the other Party only in performance of its obligations under this Agreement and the Supply Agreement. Each Party may disclose such Confidential Information to its employees, Affiliates, sublicensees, agents, consultants or other Third Parties who need to know such Confidential Information in connection with the performance of such Party's obligations under this Agreement and the Supply Agreement and who are under a written obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 8. Each Party shall be liable for any unauthorized use or disclosure of Confidential Information by its

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
employees, Affiliates, sublicensees, agents, consultants or other Third Parties to which it has disclosed or transferred such Confidential Information.

     Without limiting the generality of the foregoing paragraph, a Party may disclose information to the extent that such disclosure is reasonably necessary in connection with:

          (I) filing or prosecuting patent applications, subject to the terms of
Section 8.4;

          (II) prosecuting or defending litigation;

          (III) conducting pre-clinical studies or Clinical Studies according to a Development Plan or Post Marketing Clinical Trials according to a Commercialization Plan;

          (IV) seeking Regulatory Approval of a Product, including Regulatory Approval of a manufacturing facility for a Product;

          (V) seeking pricing approvals from private or governmental payors;

          (VI) complying with Laws, including securities Laws and the rules of any securities exchange or market on which a Party's securities are listed or traded;

          (VII) providing information to Alkermes' collaborators in the ROW Territory pursuant to Section 3.4.2(iv) or

          (VIII) complying with subpoenas or governmental requests for information.

In making any disclosures set forth in clauses (i) through (viii) above, the disclosing Party shall, except where impracticable for necessary disclosures (as in the event of medical emergency), give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and, except to the extent inappropriate (as in the case of patent applications), will use its reasonable efforts to cooperate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed.

     8.3 SURVIVAL. This Article 8 shall survive the termination or expiration of this Agreement for a period of [**] years; provided, however, that following any termination or expiration of this Agreement either Party shall have the right use and disclose any Joint Know-How and Joint Patents solely to the extent necessary to Develop, Manufacture or Commercialize the Products in the Field.

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
     8.4 PUBLICATIONS.

          8.4.1 GENERAL. Each Party agrees that the Parties' personnel involved in the collaboration, together or with other authors, shall be permitted to present at symposia, national or regional professional meetings and to publish in journals the research and development conducted pursuant to the collaboration in accordance with the publication strategy developed from time to time by the DT and CT and in accordance with the review process of this Section 8.4.

          8.4.2 PUBLICATIONS STRATEGY. For the Medisorb Product, within [**] days following the Effective Date, the DT, in consultation with the CT, shall approve a strategy for the publication or presentation of the results of pre-clinical studies or Clinical Studies of the Medisorb Product for the Initial Indication; provided, however, that any submissions made by Alkermes prior to the Effective Date shall not be subject to withdrawal or other modification. Once Regulatory Approval for the Medisorb Product has been received, the DT and CT shall jointly approve a strategy for publication or presentation with respect to the Medisorb Product for the Initial Indication for the Territory, and thereafter the DT and CT shall jointly approve a general strategy for publication or presentation with respect to the Products in the Field for the Territory.

          8.4.3 PRIOR REVIEW. Except as required by Law, each Party agrees that it shall publish or present the results of any pre-clinical studies, Clinical Studies or Post Marketing Clinical Trials identified in Section 8.4.2 pursuant to the strategy approved by the DT and CT, following prior review and approval by the other Party, in accordance with the following provisions of this Section
8.4.3. Notwithstanding the foregoing, any proposed abstracts, manuscripts or presentation of the results of the Phase III clinical trial (or extensions thereof) of the Medisorb Product for which submissions have been made by Alkermes prior to the Effective Date as described in Section 8.4.2 shall only be provided to Cephalon for review, but not for prior approval. Each Party, as applicable, shall provide to the other Party the opportunity to review proposed abstracts, manuscripts or presentations (including information to be presented verbally) at least [**] days prior to their presentation or intended submission for publication. During such [**] day period, such other Party shall have the right to (i) require the deletion from such proposed abstract, manuscript or presentation, prior to its publication or presentation, of any of such other Party's Confidential Information or any information prohibited from publication by applicable Laws, including the Act, and (ii) seek appropriate patent protection for any material in such abstract, manuscript or presentation which it believes is patentable. If Section 8.4.3(ii) above applies, the non-publishing Party may request a delay, and the publishing Party shall delay such publication or presentation, for a period not exceeding [**] days, to permit the timely preparation and filing of a patent application or an application for a certificate of invention on the information at issue.

          8.4.4 SUBSEQUENT DISCLOSURES. Notwithstanding the foregoing, the provisions of Section 8.4.3 shall not apply to subsequent publications or presentations

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
of substantially the same subject matter that was previously reviewed under
Section 8.4.3, provided that the disclosing Party's patent counsel provides prior written notice of any such subsequent publication or presentation to the other Party's patent counsel, and such publications or presentations are in accordance with the strategy approved by the DT and CT for such publications or presentations.

          8.4.5 THIRD PARTIES. Each of the Parties will require its Affiliates and agents to comply with publication and presentation restrictions compatible with those set forth herein. Each of the Parties will also use commercially reasonable efforts to require any other Third-Party agents who are participating in the collaboration to comply with such publication and presentation restrictions.

                                    ARTICLE 9
              UP-FRONT PAYMENT, MILESTONE PAYMENTS AND PROFIT SPLIT

     9.1 UP-FRONT PAYMENT. On the Effective Date, Cephalon shall pay, or cause to be paid, to Alkermes a one-time nonrefundable payment in the amount of One Hundred and Sixty Million Dollars ($160,000,000).

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
     9.2 MILESTONE PAYMENTS. After the Effective Date, within [**] Business Days following the occurrence of each event set forth below, Cephalon shall pay, or cause to be paid, to Alkermes the following nonrefundable milestone payments:

                  EVENT                    MILESTONE PAYMENT
                  -----                    -----------------
Receipt of the first Regulatory Approval
for a Product in the Territory             $110,000,000

Net Sales in any calendar year period
reach or exceed $[**]                      [**], if any

Net Sales in any calendar year period
reach or exceed $[**]                      $ [**]

Net Sales in any calendar year period
reach or exceed $[**]                      $[**]

Each Party shall promptly notify the other of the occurrence of any milestone event of which it becomes aware. Each milestone payment shall be made only once and total milestone payments shall not exceed Two Hundred and Eighty-Five Million Dollars ($285,000,000) plus the [**], if any.

     9.3 PROFIT SHARING. Subject to Sections 9.3.1 and 9.3.2 below, Cephalon shall receive or pay, as applicable, [**] of the Distributable Profit (Loss) for the Products with respect to sales in the Territory, and Alkermes shall receive or pay, as applicable, [**] of the Distributable Profit (Loss) for the Products with respect to sales in the Territory, to be calculated and paid in accordance with the reconciliation and payment provisions of Section 9.5.

          9.3.1 ALKERMES OBLIGATIONS. Notwithstanding the foregoing, for the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, Alkermes shall be responsible for the payment of monthly Distributable Losses up to an aggregate of One Hundred and Twenty Million Dollars ($120,000,000).

          9.3.2 CEPHALON OBLIGATIONS. Notwithstanding the foregoing, for the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, Cephalon shall be responsible for the payment of monthly Distributable Losses exceeding an aggregate of One Hundred and Twenty Million Dollars ($120,000,000).

     9.4 REPORTING NET SALES AND SHARED EXPENSES. Within [**] Business Days after the end of each calendar month, Cephalon shall submit to Alkermes a true and

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accurate report providing in reasonable detail (i) an accounting of all Net
Sales made in the Territory during such calendar month, including the total gross sales and the allowable deductions therefrom (the "Net Sales Report"); and
(ii) within [**] Business Days after the end of each calendar month, Cephalon shall submit to Alkermes a true and accurate report providing in reasonable detail all Shared Expenses incurred by Cephalon (the "Cephalon Incurred Shared Expenses" and such report the "Cephalon Incurred Shared Expenses Report"), including a calculation showing as separate line items each component of Shared Expenses. Within [**] Business Days after the end of each calendar month, Alkermes shall submit to Cephalon a true and accurate report providing in reasonable detail all Shared Expenses incurred by Alkermes (the "Alkermes Incurred Shared Expenses" and such report the "Alkermes Incurred Shared Expenses Report"), including a calculation showing as separate line items each component of Shared Expenses. Each such report shall be considered Confidential Information of the submitting Party, subject to the terms and conditions of
Article 8 hereof.

     9.5 FINANCIAL RECONCILIATION. Within [**] Business Days after the end of each calendar month, Cephalon shall, using the Net Sales Report, the Cephalon Incurred Shared Expenses Report and the Alkermes Incurred Shared Expenses Report, prepare a reconciliation report for the Products for such calendar month (the "Reconciliation Report"). The Reconciliation Report shall set forth, in reasonable detail:

          (I) a statement of the Cephalon Incurred Shared Expenses, the Alkermes Incurred Shared Expenses and the total Shared Expenses;

          (II) a calculation of Distributable Profit or Distributable Loss, as applicable;

          (III) a statement of any amount ("Reconciliation Payment") owed by one Party to the other Party in accordance with the following:

               (A) If there is a Distributable Profit, Cephalon shall pay to Alkermes an amount equal to Alkermes' Incurred Shared Expenses plus forty-nine percent (49%) of the Distributable Profit.

               (B) Subject to adjustment as set forth in Section 9.5(iii)(C) below, if there is a Distributable Loss during any month in the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen
(18) months after the first Regulatory Approval of a Product in the Territory, then neither Party individually shall have a profit during such month and Alkermes shall bear the Distributable Loss as follows:

                    (X) If the net amount that Cephalon has received is negative or a loss (that is, Net Sales minus Cephalon's Incurred Shared Expenses is less than zero (0)), then Alkermes shall pay the amount of such difference to Cephalon; and

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                    (Y) If the net amount that Cephalon has received is positive or a profit (that is, Net Sales minus Cephalon's Incurred Shared Expenses is greater than zero (0)), then Cephalon shall pay the amount of such difference to Alkermes.

               (C) If the cumulative Distributable Loss from all months in which there is a Distributable Loss, during the period from the Effective Date until the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, exceeds One Hundred and Twenty Million Dollars ($120,000,000), then the amounts payable to Cephalon under Section 9.5(iii)(B) above shall be reduced and/or the amounts payable by Cephalon under Section 9.5(iii)(B) above shall be increased, as applicable, so that Cephalon bears the amount of such cumulative Distributable Loss in excess of One Hundred and Twenty Million Dollars ($120,000,000).

               (D) If there is a Distributable Loss during the period after the later of (a) December 31, 2007 or (b) the date eighteen (18) months after the first Regulatory Approval of a Product in the Territory, then neither Party individually shall have a profit and each Party shall share such Distributable Loss as follows:

                    (X) If Alkermes has paid more than [**] of the Distributable Loss (that is, the amount of Alkermes' Incurred Shared Expenses exceeds [**] of the Distributable Loss), then Cephalon shall pay such difference to Alkermes; and

                    (Y) If Alkermes has paid less than [**] of the Distributable Loss (that is, the amount of Alkermes' Incurred Shared Expenses is less than [**] of the Distributable Loss), then Alkermes shall pay such difference to Cephalon.

Within [**] Business Days after delivery by Cephalon of a Reconciliation Report to Alkermes, Cephalon or Alkermes, as the case may be, shall pay the Reconciliation Payment to the other Party; provided, however, that if within [**] days of receipt of the Reconciliation Report by Alkermes, the Alkermes financial representative informs the Cephalon financial representative that it disputes the amount of all or a portion of the Reconciliation Payment, the financial representatives of the Parties shall meet and attempt in good faith to resolve such dispute. To the extent the dispute is not resolved by such financial representatives, such matter shall be presented to the JSC for resolution.

     9.6 GENERIC PRODUCT.

          9.6.1 [**]. [**].

          9.6.2 ROYALTY REPORT. Within [**] Business Days after the end of each calendar month for which royalties are payable by Cephalon to Alkermes, or by Alkermes to Cephalon, with respect to Net Sales in the Territory pursuant to Sections

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9.6.1, 13.4 or 13.5, Cephalon shall deliver to Alkermes, or Alkermes shall deliver to Cephalon, as applicable, in addition to a Net Sales Report as provided herein, a true and accurate calculation of the applicable royalties due under Section 9.6.1, 13.4 and 13.5. Simultaneous with the submission of such report, Cephalon shall pay to Alkermes or Alkermes shall pay to Cephalon, as applicable, all royalties payable by it under Sections 9.6.1, 13.4 or 13.5, as applicable, as indicated in such calculation.

     9.7 RECORDS AND REPORTING; AUDITS.

          9.7.1 RECORDS AND REPORTING. Each Party shall keep, and shall cause its Affiliates to keep, such accurate and complete records of Net Sales and its Commercialization Costs, Development Costs and Fully Burdened Manufacturing Costs as are necessary to determine the amounts due to Cephalon and Alkermes under this Agreement, including time records. In determining Commercialization Costs and Development Costs chargeable under this Agreement, each Party will use its project accounting systems and will review and approve its project accounting systems and methodologies with the other Party within [**] days of the Effective Date. Each Party shall report its Commercialization Costs and Development Costs in a manner consistent with such project accounting system. Records of Net Sales, Commercialization Costs, Development Costs and Fully Burdened Manufacturing Costs shall be retained by each Party or any of its Affiliates (in such capacity, the "Recording Party") for three (3) years following the end of the calendar year to which they pertain.

          9.7.2 AUDITS. During normal business hours and with reasonable advance notice to the Recording Party, such records shall be made available for inspection, review and audit, at the request and expense of the other Party (the "Auditing Party"), by an independent certified public accountant, appointed by such Auditing Party and reasonably acceptable to the Recording Party, for the sole purpose of verifying the accuracy of the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement; provided, however, that such audits may not be performed by the Auditing Party more than once per calendar year and that such Auditing Party shall not be permitted to audit the same period of time more than once. Such accountants, prior to any review hereunder, shall have entered into an appropriate confidentiality agreement with the Recording Party on mutually acceptable terms and shall have been instructed not to reveal to the Auditing Party the details of its review, except for (i) such information as is required to be disclosed under this Agreement and (ii) such information presented in a summary fashion as is necessary to report the accountants' conclusions to the Auditing Party. The report prepared by such accountants shall be sent or otherwise provided to the Recording Party by such accountants at the same time it is sent or otherwise provided to the Auditing Party. All costs and expenses incurred in connection with performing any such audit shall be paid by the Auditing Party unless the audit uncovers a net underpayment or overreporting of expenses by a Recording Party of [**] percent ([**]%) of total amounts owed or expenses reported by such Recording Party for any calendar year period covered by the audit, in which case the Recording Party will bear the full cost of such audit. The

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Auditing Party will be entitled to recover any underpayment or will be paid the amount of any overreported expenses, plus interest calculated in accordance with
Section 9.9 within [**] days after receipt of such audit report, or alternatively shall have the right to offset any such amounts against payments the Auditing Party is otherwise required to make to the Reporting Party under this Agreement.

          9.7.3 BINDING EFFECT. If a Party fails to invoke its audit rights pursuant to this Section 9.7 with respect to a calendar year within [**] years following the end of such year, the calculation of royalties, Net Sales, Development Costs, Commercialization Costs, Fully Burdened Manufacturing Costs and Distributable Profits (Losses) with respect to such year shall be binding and conclusive upon the other Party, and each Party and its Affiliates and sublicensees shall be released from any liability or accountability with respect to royalties, Net Sales and Distributable Profits (Losses), as the case may be.

     9.8 MANNER OF PAYMENTS. All sums due to Alkermes or Cephalon under this
Article 9 shall be payable by bank wire transfer in immediately available funds to such bank account(s) as Alkermes and Cephalon, respectively, shall designate from time to time. Each Party shall endeavor to notify the other Party as to the date and amount of any such wire transfer to the other Party at least [**] Business Days prior to such transfer, but in no event later than the Business Day of such transfer.

     9.9 INTEREST ON LATE PAYMENTS. Without limitation on other available rights or remedies, all amounts payable under this Agreement will bear interest at the rate of [**] per calendar month from the date due until paid.

     9.10 TAXES.

          9.10.1 WITHHOLDING. Cephalon will make all payments to Alkermes under this Agreement, and Alkermes will make all payments to Cephalon, as applicable, without deduction or withholding except to the extent that any such deduction or withholding is required by Law to be made on account of Taxes (as that term is defined in Section 9.10.4 below).

          9.10.2 PAYMENT OF TAXES. Any Tax required to be withheld by Law on amounts payable under this Agreement will promptly be paid by Cephalon on behalf of Alkermes or Alkermes on behalf of Cephalon, as applicable, to the appropriate governmental authority, and the Party making such payment will furnish the other Party with proof of payment of such Tax within [**] calendar month of such payment. With the exception of Tax on any royalty payments made by Alkermes to Cephalon hereunder, any such Tax required to be withheld will be an expense of and borne by Alkermes. The Party making Tax payments hereunder will give notice of its intention to begin withholding any such Tax in advance of such withholding and will use reasonable and legal efforts to cooperate with the other Party to reduce such Tax on payments made to the other Party hereunder.

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
          9.10.3 DOCUMENTATION. Cephalon and Alkermes will cooperate with respect to producing all documentation required by any government taxing authority or reasonably requested by Cephalon or Alkermes, as applicable, to secure a reduction in the rate of applicable withholding Taxes.

          9.10.4 TAX. Solely for purposes of this Section 9.10, "Tax" or "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (other than incomes taxes and excluding interest, penalties and additions thereto) that are imposed by a taxing authority with respect to amounts payable under this Agreement.

     9.11 [**].

          9.11.1 DECISION TO DEVELOP. For [**] from the date of the First Commercial Sale of a Finished Product in the Territory if either Party or its Affiliates (such Party, the "Developing Party") wishes, directly or indirectly, to develop for sale, or sell, in the Territory [**] the Developing Party shall provide written notice and a detailed information package concerning such [**] to the other Party. Within [**] days of receipt of such notice and information package the other Party shall notify the Developing Party in writing if it wishes to participate in the development or acquisition of such [**] pursuant to the terms and conditions of this Agreement (the "Initial Notice"). If the other Party provides an Initial Notice, then such [**]. If the other Party does not provide an Initial Notice within [**] days of receipt of the notice and information package from the Developing Party, then [**].

          9.11.2 [**] OPTION. Promptly following the completion of [**], the Developing Party shall provide to the other Party a detailed information package concerning such [**] (the "[**] Data Package"). Upon receipt of such [**] Data Package, the other Party shall have a period of [**] days in which to notify the Developing Party in writing that it wishes to have the [**] become [**] under this Agreement, subject to Section 9.11.5 (the "[**] Notice"). If the other Party provides an [**] Notice to the Developing Party, it shall pay the Developing Party within [**] days of the date of such [**] Notice an amount equal to [**] percent ([**]%) [**]. If the other Party does not provide an [**] Notice within [**] days of receipt of the [**] Data Package from the Developing Party, then the other Party shall [**], and the Developing Party shall be free to develop for sale or sell such [**] in the Territory subject to the obligations set forth in Sections 9.11.3 and 9.11.4. [**].

          9.11.3 [**] OPTION. No later than [**] days after the [**], the Developing Party shall provide to the other Party a detailed information package concerning the [**] (the "[**] Data Package"). Upon receipt of such [**] Data Package, the other Party shall have a period of [**] days in which to notify the Developing Party in writing that it wishes to have the [**] become a [**] under this Agreement, subject to Section 9.11.5 (the "[**]

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
Notice"). If the other Party provides a [**] Notice to the Developing Party, it shall pay the Developing Party within [**] of the date of such [**] Notice an amount equal to [**]. If the other Party does not provide a [**] Notice within [**] days of receipt of the [**] Data Package from the Developing Party, then the other Party shall be [**], and the Developing Party shall be free to develop for sale or sell such [**] in the Territory subject to the obligations set forth in Section 9.11.4. [**].

          9.11.4 [**] OPTION. No later than [**] days after the date [**], the Developing Party shall notify the other Party of such filing and provide the other Party with an estimation of the total [**] (as defined below) incurred in [**]. Upon receipt of such notice, the other Party shall have until the date [**] days after such filing in which to notify the Developing Party in writing that it wishes to have [**] become a [**] under this Agreement, subject to
Section 9.11.5 (the "[**] Notice"). If the other Party provides an [**] Notice to the Developing Party, it shall pay the Developing Party within [**] days of the date of such [**] Notice an amount equal to [**] percent ([**]%) of the [**]. If the other Party does not provide an [**] Notice within [**] days after such [**], then the other Party shall be [**], and the Developing Party shall be free to develop for sale or sell such [**] in the Territory. [**].

          9.11.5 TERMS APPLICABLE TO A [**]. If the [**] becomes a [**] under this Agreement pursuant to Sections 9.11.1, 9.11.2, 9.11.3 or 9.11.4 hereof, then such [**] shall be subject to the applicable terms of this Agreement, including payments pursuant to Section 9.5 hereof, but excluding Section 9.6 hereof. In addition the Term shall be extended until [**]. The Parties shall also negotiate the terms and conditions for the manufacture and supply of such [**]. For the avoidance of doubt, any [**] for which payments have been made by one Party to the other Party pursuant to Sections 9.11.2, 9.11.3, or 9.11.4 may not be included as part of the cost of goods for any [**].

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

     10.1 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF COMMERCIAL UTILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR SCOPE OF PATENT RIGHTS OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

     10.2 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents, warrants and covenants to the other that as of the Effective Date:

          (I) This Agreement and the Supply Agreement have been duly executed and delivered by such Party and constitute the valid and binding obligation of

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such Party, enforceable against that Party in accordance with each of their terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and by general equitable principles. Such Party has the right, power and authority to execute, deliver and perform this Agreement and the Supply Agreement, including making the grant of rights described in Article 6. The execution, delivery and performance of this Agreement and the Supply Agreement have been duly authorized by all necessary action on the part of such Party and its officers and directors. The execution, delivery and performance of this Agreement and the Supply Agreement do not breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which such Party is a party or by which it is bound nor do the execution, delivery and performance of this Agreement or the Supply Agreement by such Party violate any order, Law or regulation of any court, governmental body or administrative or other agency having authority over it; and

          (II) Such Party will not enter into any contract, arrangement or commitment in the future which conflicts with or violates any term or provision of this Agreement or the Supply Agreement.

     10.3 ALKERMES REPRESENTATIONS AND WARRANTIES. Alkermes further represents, warrants and covenants to Cephalon that as of the Effective Date:

          (I) the Alkermes Patents [**] and the Alkermes Manufacturing Patents [**] are all patent applications and patents Controlled by Alkermes or its Affiliates as of the Effective Date that are necessary or directly relate to the manufacture, use, sale or offer for sale of the Medisorb Product in the Field in the Territory;

          (II) Alkermes has given Cephalon access to all clinical and pre-clinical data and information for the Medisorb Product that is in Alkermes' or its Affiliates' possession;

          (III) none of the issued Alkermes Patents listed on Exhibit A has been found invalid and unenforceable by a court of competent jurisdiction, and Alkermes is not aware of any facts that would render such Alkermes Patents invalid or unenforceable;

          (IV) Alkermes is not required to obtain the consent of any Third Party to make the grant of rights to Cephalon described in Article 6;

          (V) Alkermes has not received written notice from a Third Party claiming that a patent owned by such Third Party would be infringed by the manufacture, use, sale, offer for sale or import of the Medisorb Product in the Field in the Territory, no Third Party has threatened in writing to make any such claim and Alkermes is not aware of any Third Party issued patents or published patent

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applications that if issued would be infringed by the making, using, selling, or importing of the Medisorb Product in the Field in the Territory;

          (VI) Alkermes or its Affiliates Control the Alkermes Patents and the Alkermes Know How existing as of the Effective Date;

          (VII) except as previously disclosed by Alkermes to Cephalon in writing, Alkermes is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any Alkermes Patents listed on Exhibit A or Alkermes Manufacturing Patents listed on Exhibit B in the Territory and is not aware of any claim made against it challenging its right to use or ownership of any Alkermes Patents, Alkermes Manufacturing Patents, Alkermes Know How or Alkermes Manufacturing Know-How or making any adverse claim of ownership thereof;

          (VIII) except as previously disclosed by Alkermes to Cephalon in writing, Alkermes is not aware of the use or sale by any Third Party in the Territory of a product that is being developed or commercialized for the Initial Indication that would infringe the Alkermes Patents listed on Exhibit A or the Alkermes Manufacturing Patents listed on Exhibit B in the Territory;

          (IX) Alkermes has given Cephalon access to the INDs, the NDA and related filings with the FDA for the Medisorb Product and all material correspondence to and from the FDA relating to the foregoing matters; and

          (X) the Development of the Medisorb Product for the Initial Indication, including the Clinical Studies, has been conducted by Alkermes in material compliance with all applicable Laws, including the Act.

     10.4 NO GUARANTY OF DEVELOPMENT OR COMMERCIALIZATION SUCCESS. The Parties each specifically acknowledge and agree that the Development to be performed by the Parties hereunder, including the Clinical Studies, is research based and as such there is no guaranty that such Development will be successful, in whole or in part. The Parties each further specifically acknowledge and agree that the Commercialization to be performed by the Parties hereunder may be affected by various market, regulatory and other factors and as such there is no guaranty that such Commercialization will be successful, in whole or in part.

                                   ARTICLE 11
                                    LIABILITY

     11.1 LIMITATION OF LIABILITY. Except pursuant to Sections 11.2 and 11.3 below, neither Party shall be liable to the other for indirect, incidental, special, punitive, exemplary, or consequential damages arising out of or resulting from this Agreement

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and the Supply Agreement.

     11.2 CEPHALON INDEMNIFICATION.

          11.2.1 OBLIGATION. Cephalon shall indemnify, defend and hold harmless Alkermes and its Affiliates and their respective directors, officers, employees and agents (each an "Alkermes Indemnified Party") from and against all costs, losses, liabilities, expenses (including reasonable attorneys' fees, experts' fees and other costs of investigation or defense at any stage of the proceedings) and damages to the extent relating to a claim, action or demand by a Third Party or Governmental Authority arising out of or resulting from:

               (I) any breach of this Agreement or the Supply Agreement by Cephalon, including the breach of any of Cephalon's representations or warranties in Section 10.2;

               (II) the violation of any Law by or on behalf of Cephalon or its Affiliates;

               (III) negligence or willful misconduct by or on behalf of Cephalon or its Affiliates relating to the Development, Manufacture, Commercialization or use of a Product for sale in the Territory by or on behalf of Cephalon or its Affiliates; or

               (IV) without limiting the generality of clause (iii) above, Product Liability Claims arising out of or resulting from the negligence or willful misconduct by or on behalf of Cephalon or its Affiliates relating to the Development, Manufacture, Commercialization or use of a Product for sale in the Territory by or on behalf of Cephalon or its Affiliates;

except to the extent such claim, action or demand arose or resulted from the negligence or willful misconduct of any Alkermes Indemnified Party.

          11.2.2 PROCESS. In the event that an Alkermes Indemnified Party seeks indemnification under this Section 11.2, Alkermes shall: (i) give prompt notice to Cephalon of any such claim, action or demand; (ii) permit Cephalon to assume direction and control of the defense of such claim, action or demand (including decisions regarding its settlement or other disposition, which may be made in Cephalon's sole discretion except as otherwise provided herein); (iii) assist Cephalon at Cephalon's expense in defending such claim, action or demand; and
(iv) not compromise or settle such claim, action or demand without Cephalon's prior written consent, which shall not be unreasonably withheld or delayed. Alkermes may participate in the defense of such claim, action or demand through counsel of its choice, but the cost of such counsel shall be borne solely by Alkermes. Except with the approval of Alkermes, which approval shall not be unreasonably withheld or delayed, Cephalon shall not consent to

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entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against an Alkermes Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all applicable Alkermes Indemnified Parties of a release from all liability in respect to such claim or litigation. If an Alkermes Indemnified Party in good faith determines that such party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those defenses or counterclaims that may be available to Cephalon in respect of any claim, action or demand, then the Alkermes Indemnified Party shall have the right at all times to assume control over the defense or settlement of any such claim, action or demand at Cephalon's cost and expense; provided, however, that if the Alkermes Indemnified Party does so assume control, the Alkermes Indemnified Party shall not consent to entry of any judgment or enter into any settlement without the consent of Cephalon, which consent shall not to be unreasonably withheld or delayed. Third-Party claims, actions or demands subject to the indemnification, defense and hold harmless obligations hereunder shall not include any claims, actions or demands asserted by any agent of Alkermes.

     11.3 ALKERMES INDEMNIFICATION.

          11.3.1 OBLIGATION. Alkermes shall indemnify, defend and hold harmless Cephalon and its Affiliates and their respective directors, officers, employees and agents (each a "Cephalon Indemnified Party") from and against all costs, losses, liabilities, expenses (including reasonable attorney's fees, experts' fees and other costs of investigation or defense at any stage of the proceedings) and damages relating to a claim, action or demand by a Third Party or Governmental Authority to the extent arising out of or resulting from:

               (I) any breach of this Agreement or the Supply Agreement by Alkermes, including the breach of any of Alkermes' representations or warranties in Section 10.2 and 10.3;

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               (II) the violation of any Law by or on behalf of Alkermes or its
Affiliates;

               (III) negligence or willful misconduct by or on behalf of Alkermes or its Affiliates relating to the Development, Manufacture, Commercialization or use of a Product for sale in the Territory by or on behalf of Alkermes or its Affiliates;

               (IV) without limiting the generality of clause (iii) above, Product Liability Claims arising out of or resulting from (A) the negligence or willful misconduct by or on behalf of Alkermes or its Affiliates relating to the Development, Manufacture, Commercialization or use of a Product for sale in the Territory by or on behalf of Alkermes or its Affiliates or (B) any breach of Alkermes' obligations under the Supply Agreement; or

               (V) the Development, Manufacture, Commercialization or use of a Product for sale outside the Territory by or on behalf of Alkermes or its Affiliates;

except to the extent such claim, action or demand arose or resulted from the negligence or willful misconduct of any Cephalon Indemnified Party.

          11.3.2 PROCESS. In the event that an Cephalon Indemnified Party seeks indemnification under this Section 11.3, Cephalon shall: (i) give prompt notice to Alkermes of any such claim, action or demand; (ii) permit Alkermes to assume direction and control of the defense of such claim, action or demand (including decisions regarding its settlement or other disposition, which may be made in Alkermes' sole discretion except as otherwise provided herein); (iii) assist Alkermes at Alkermes' expense in defending such claim, action or demand; and
(iv) not compromise or settle such claim, action or demand without Alkermes' prior written consent, which shall not be unreasonably withheld or delayed. Cephalon may participate in the defense of such claim, action or demand through counsel of its choice, but the cost of such counsel shall be borne solely by Cephalon. Except with the approval of Cephalon which approval shall not be unreasonably withheld or delayed, Alkermes shall not consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against a Cephalon Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all applicable Cephalon Indemnified Parties of a release from all liability in respect to such claim or litigation. If a Cephalon Indemnified Party in good faith determines that such party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those defenses or counterclaims that may be available to Alkermes in respect of any claim, action or demand, then the Cephalon Indemnified Party shall have the right at all times to assume control over the defense or settlement of any such claim, action or demand at Alkermes' cost and expense; provided, however, that if the Cephalon Indemnified Party does so assume control, the Cephalon

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Indemnified Party shall not consent to entry of any judgment or enter into any settlement without the consent of Alkermes, which consent shall not to be unreasonably withheld or delayed. Third-Party claims, actions or demands subject to indemnification, defense and hold harmless obligations hereunder shall not include any claims, actions or demands asserted by any agent of Cephalon.

          11.3.3 INDEMNIFICATION FOR PATENT LIABILITY. If the Parties agree pursuant to Section 7.7 to obtain a license from a Third Party pursuant to
Section 7.7 with respect to any Indemnification Patent, then the payment obligations to the Third Party incurred in connection with such license shall be borne solely by Alkermes. If Alkermes otherwise determines pursuant to Section
7.7 to obtain a license from a Third Party pursuant to Section 7.7 with respect to any Indemnification Patent, then the payment obligations to the Third Party incurred in connection with such license shall be borne solely by Alkermes. If neither Cephalon or Alkermes takes a license with respect to an Indemnification Patent, and a Third Party with right, title or interest in an Indemnification Patent makes a claim, action or demand against a Cephalon Indemnified Party arising out of or resulting from the alleged infringement of such Indemnification Patent by the use, sale, offer for sale or import of a Product in the Field in the Territory, then Alkermes shall indemnify, defend and hold harmless such Cephalon Indemnified Party from and against all costs, losses, liabilities, expenses (including reasonable attorneys' fees, experts' fees and other costs of investigation or defense at any stage of the proceedings) and damages to the extent relating to such claim, action or demand pursuant to the terms and conditions of Section 11.3.2.

     11.4 INSURANCE

          11.4.1 CEPHALON COVERAGE. Cephalon agrees to carry and maintain in full force and effect during the Term Commercial General Liability Insurance and Product Liability/Completed Operations Insurance, including contractual liability coverage, in an amount not less than [**] Dollars ($[**]) per occurrence bodily injury/property damage combined and [**]Dollars ($[**]) aggregate annually. Such insurance shall be primary to any insurance owned, secured or put in place by Alkermes. The policies shall provide for [**] days written notice to Alkermes of cancellation, suspension, non-renewal, or reduction in scope or limits. All such policies shall be written by insurance companies with an A.M. Best's rating (or its equivalent) of A- or higher. Upon written request, Cephalon shall provide Alkermes with a certificate of insurance attesting to such coverage. It is understood and agreed that this insurance shall not be construed to limit Cephalon's liability with respect to its indemnification obligations hereunder.

          11.4.2 ALKERMES COVERAGE. Alkermes agrees to carry and maintain in full force and effect during the Term Commercial General Liability Insurance and Product Liability/Completed Operations Insurance, including contractual liability coverage, in an amount not less than [**]Dollars ($[**]) per occurrence bodily

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injury/property damage combined and [**]Dollars ($[**]) aggregate annually. Such insurance shall be primary to any insurance owned, secured or put in place by Cephalon. The policies shall provide for [**] days written notice to Cephalon of cancellation, suspension, non-renewal, or reduction in scope or limits. All such policies shall be written by insurance companies with an A.M. Best's rating (or its equivalent) of A- or higher. Upon written request, Alkermes shall provide Cephalon with a certificate of insurance attesting to such coverage. It is understood and agreed that this insurance shall not be construed to limit Alkermes' liability with respect to its indemnification obligations hereunder.

                                   ARTICLE 12
                               DISPUTE RESOLUTION

     12.1 DISPUTES.

          12.1.1 OBJECTIVE. The Parties recognize that disputes, controversies or claims arising out of or relating to this Agreement or the Supply Agreement (the "Agreements"), or the interpretation, breach, termination or invalidity thereof (each a "Dispute"), may from time to time occur during the Term. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes occurring with respect to any of the Agreements, in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 12 if and when a Dispute occurs with respect to an Agreement.

          12.1.2 RESOLUTION BY THE JSC AND CEOS. Unless otherwise specifically recited in the relevant Agreement, any Disputes relating to the Agreements shall be first referred to the JSC by either Party at any time after such Dispute has arisen; provided, however, that any Dispute relating to the scope, validity or enforceability of an Alkermes Patent, Alkermes Manufacturing Patent, Cephalon Patent or Joint Patent may only be determined in accordance with Section 12.5 hereof. If the JSC is unable to resolve such a Dispute within [**] days of being requested by a Party to do so, unless otherwise agreed by the Parties, or the JSC is unable to resolve a Dispute among its members, either Party may present the Dispute to the Chief Executive Officer ("CEO")) of each of Alkermes and Cephalon for resolution by providing a dispute notice (the "Dispute Notice") to the CEOs and the other Party. The Dispute Notice shall set concisely forth the Dispute, the Parties' respective positions, and the specific relief requested. If the Party providing the Dispute Notice (the "Complaining Party") contends that the dispute is a Reserved Dispute as defined in Section 12.2 below, the Dispute Notice shall so state. Within [**] days after receipt of the Dispute Notice, the other Party (the "Responding Party") shall provide a concise written response (the "Response") to the Dispute Notice to the CEOs and the Complaining Party. If the Responding Party does not agree with the Complaining

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Party's contention regarding whether the Dispute is a Reserved Dispute, the
Response shall so state. The CEOs shall attempt to resolve the Dispute within [**] days after their receipt of the Response. If the Dispute Notice and Response indicate that the Parties are in disagreement about whether a Dispute is a Reserved Dispute, the CEOs shall also attempt to resolve that disagreement. In the event that the CEO's cannot resolve a Dispute within this period, unless otherwise agreed by the Parties, [**] and any other Dispute may be referred by either Party to arbitration in accordance with Section 12.3 upon written notice to the other Party. [**].

     12.2 RESERVED DISPUTES. [**].

          (I) [**];

          (II) [**];

          (III) [**]:

               (A) [**]; and

               (B) [**].

          (IV) [**]

          (V) [**].

     12.3 ARBITRATION. The Parties agree that any Dispute referred for arbitration by a Party pursuant to Section 12.1 shall be resolved through binding arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration. Any Dispute in which either Party seeks in excess of [**] Dollars ($[**]) in damages, or in which any equitable relief is sought by either Party, shall be resolved by an arbitral tribunal consisting of three (3) arbitrators, one of whom shall be designated by each Party in accordance with the screened appointment procedure provided in CPR Rule 5.4, and a third arbitrator who shall chair the tribunal and who shall be selected as provided in CPR Rule 5.2. Any other Dispute shall be submitted to a sole arbitrator, appointed by CPR pursuant to CPR Rule 6. The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of Law with the reasons therefor stated. Arbitration pursuant to this Section 12.3 shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. If Alkermes has tendered the Dispute for resolution, the arbitration proceedings shall be conducted in the Commonwealth of Pennsylvania. If Cephalon has tendered the Dispute for resolution, arbitration proceedings shall be conducted in the Commonwealth of Massachusetts. Each Party shall continue to perform its obligations under the Agreements pending final resolution of any Dispute unless to do so would be

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impossible or impracticable under the circumstances. The Parties agree that they shall share equally the cost of arbitration filing and hearing fees, and the cost of the arbitrators. Each Party must bear its own attorney's fees and associated costs and expenses. Unless otherwise specifically provided herein, the arbitrator(s) shall base his/her decision on the stated goal of the Parties in entering into this Agreement which is to maximize, subject to budget constraints set forth herein, the overall profits for the Products, rather than the value of the Products, or associated profits, for either individual Party.

     12.4 JURISDICTION. For the purposes of this Article 12, the Parties agree to accept the jurisdiction of the federal courts located in the State of Delaware for the purposes of enforcing awards entered pursuant to this Article and for enforcing the agreements reflected in this Article 12.

     12.5 DETERMINATION OF DISPUTES RELATING TO PATENTS AND OTHER INTELLECTUAL PROPERTY. Notwithstanding the foregoing, any dispute relating to the determination of scope, validity or enforceability of an Alkermes Patent, Alkermes Manufacturing Patent, Cephalon Patent or Joint Patent shall be submitted exclusively to the federal court having jurisdiction over the disputed patent.

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                                   ARTICLE 13
                              TERM AND TERMINATION

     13.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in this Article 13, shall continue in effect until the later of (i) the expiration of the last to expire Valid Claim of an Alkermes Patent or Joint Patent or (ii) fifteen (15) years from the date of the First Commercial Sale of a Finished Product in the Territory (such period, the "Term").

     13.2 RIGHT TO TERMINATE FOR BREACH. Except as otherwise provided herein, if either Party shall commit a material breach with respect to any material provision of this Agreement and the other Party shall have given the breaching Party written notice of such breach, the breaching Party shall have [**] days to cure such breach. If such breach is not cured in all material respects within such [**] day period, the non-breaching Party shall have the right, upon notice to the breaching Party and without prejudice to any other rights the non-breaching Party may have, to terminate this Agreement, unless the breaching Party is in the process of attempting in good faith to cure such breach, in which case the [**] day cure period shall be extended by an additional [**] days.

     13.3 CEPHALON'S RIGHT TO TERMINATE.

          13.3.1 TERMINATION. Cephalon shall have the right to terminate this Agreement at any time by providing one hundred eighty (180) days prior written notice to Alkermes.

          13.3.2 CEPHALON'S OBLIGATIONS UPON TERMINATION. In addition to Cephalon's other obligations upon termination set forth elsewhere in this Agreement, if Cephalon terminates this Agreement pursuant to Section 13.3.1:

               (I) The Parties shall, subject to the provisions of this Agreement providing for the sharing of Shared Expenses, complete, or facilitate the completion (including the completion of final reports for such studies) of, all ongoing Clinical Studies and Post Marketing Clinical Trials being conducted by the Parties for the Territory (without the obligation to enroll any additional patients after the notice of termination hereunder); provided, however, Cephalon may complete, or facilitate the completion of, a Clinical Study or Post Marketing Clinical Trial by ending a Clinical Study or Post Marketing Clinical Trial if it is medically reasonable to do so, but only after giving Alkermes prior notice of Cephalon's intention to end such Clinical Study or Post Marketing Clinical Trial and providing Alkermes the opportunity to continue the Clinical Study or Post Marketing Clinical Trial; and

               (II) in connection with any termination after the commercial launch of the Products in the Territory, Cephalon shall continue to market and sell the

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Products in the Territory in accordance with the terms of this Agreement for a period of [**] calendar months after the effective date of termination.

     13.4 ALKERMES' RIGHTS ON TERMINATION.

          13.4.1 LICENSE GRANT. If Alkermes terminates this Agreement pursuant to Section 13.2 hereof, or Cephalon terminates this Agreement pursuant to
Section 13.3 hereof, (i) Alkermes shall be automatically granted a non-exclusive, worldwide, sublicensable, perpetual license under the Cephalon Patents and Cephalon Know-How to make, have made, use, sell, offer for sale and import the Products in the Field; and (ii) all licenses and rights granted to Cephalon under this Agreement shall terminate subject only to a non-exclusive license to the extent and for the term necessary to permit the performance of Cephalon's obligations pursuant to Sections 13.3 and 13.4.

          13.4.2 DOCUMENTS; CONTRACTS, INTELLECTUAL PROPERTY. Following the effective date of termination of this Agreement by Alkermes pursuant to Section
13.2 hereof, or termination of this Agreement by Cephalon pursuant to Section
13.3 hereof, Cephalon shall have the following obligations:

               (I) Cephalon shall promptly provide Alkermes with copies of all relevant documentation regarding Cephalon Patents and Cephalon Know-How, whether written or electronic, and materials composing Cephalon Know-How, in the form existing as of the effective date of such termination, reasonably necessary for Alkermes to exercise its license rights under Section 13.4.1 above. Such transfer shall be made in a timely and orderly fashion and in a manner such that the value of what is being transferred is preserved in all material respects. In the exercise of its license rights under Section 13.4.1 above, Alkermes may use and disclose any Confidential Information of Cephalon contained in such documentation or otherwise furnished to Alkermes by Cephalon pursuant to this Agreement;

               (II) Cephalon shall promptly transfer and assign to Alkermes its and its Affiliates' entire right, title and interest in and to any copyrights for Promotional Materials and training materials for the Products in the Territory. Cephalon will execute all documents that may be necessary to transfer the title to such copyrights to Alkermes. Cephalon shall also promptly, at Alkermes request, transfer copies of such materials to Alkermes;

               (III) Cephalon shall promptly transfer and assign to Alkermes its and its Affiliates' entire right, title, and interest in and to the Vivitrex Trademark and any Additional Product Trademarks in the Territory, together with that portion of the good will of the business of Cephalon and its Affiliates associated with the use of and symbolized by such trademarks in the Territory and all common law rights in such trademarks in the Territory. Cephalon will execute all documents that may be necessary to perfect the title to such trademarks by Alkermes;

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               (IV) at Alkermes' written request, Cephalon or its Affiliates shall promptly assign to Alkermes or its nominee such agreements as Alkermes designates between Cephalon or its Affiliates and Third Parties that are freely assignable and relate solely to Development and Commercialization; and

               (V) at Alkermes' written request, Cephalon shall promptly transfer to Alkermes Cephalon's system for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Products.

[**].

          13.4.3 CEPHALON'S RIGHT TO SELL INVENTORY. Following the effective date of termination of this Agreement by Alkermes pursuant to Section 13.2 hereof, Cephalon and its Affiliates shall have the right to sell their inventory of the Products for a period of [**] calendar months from the date of termination; provided, however, that Cephalon shall within [**] Business Days of the end of each such calendar month pay Alkermes a royalty of [**] percent ([**]%) of Net Sales of such Products during the prior calendar month, and Cephalon shall comply with the provisions of Sections 9.6.2 and 9.7 through 9.10 hereof.

     13.5 CEPHALON'S RIGHTS ON TERMINATION. If Cephalon terminates this Agreement pursuant to Section 13.2 hereof, then:

          (I) all licenses and rights granted to Cephalon under this Agreement shall survive;

          (II) Alkermes shall provide to Cephalon copies of all relevant documentation regarding Alkermes Patents and Alkermes Know-How, whether written or electronic, and materials composing Alkermes Know-How, in the form existing as of the effective date of such termination, as reasonably necessary for Cephalon to continue to exercise its license rights under Section 13.5(i) and meet its obligations as the holder of the NDA pursuant to Section 13.5(iv), and not previously provided to Cephalon. Such transfer shall be made in a timely and orderly fashion and in a manner such that the value of what is being transferred is preserved in all material respects. In the exercise of its license rights under Section 13.5(i) above, Cephalon may use and disclose any Confidential Information of Alkermes contained in such documentation or otherwise furnished to Cephalon by Alkermes pursuant to this Agreement;

          (III) Alkermes shall take all appropriate and necessary actions, including action before the FDA, to transfer to Cephalon or its designee any Regulatory Approvals, NDAs and INDs held by or on behalf of Alkermes for the Products, along with all supporting data and information necessary for Cephalon to continue to prosecute any such NDAs;

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          (IV) at Cephalon's written request, Alkermes shall assign to Cephalon or its nominee such agreements between Alkermes or its Affiliates and Third Parties that Cephalon designates and that are freely assignable and relate solely to Development and Commercialization;

          (V) Alkermes shall promptly transfer to Cephalon or its designee the common safety database for both clinical and post-marketing adverse event data for the Products described in Section 3.5;

          (VI) if Cephalon at the time of such termination does not have the ability to Manufacture the Products, Alkermes shall continue to Manufacture the Products for Cephalon pursuant to the provisions of the Supply Agreement until manufacturing operations for the Products have been transferred to Cephalon pursuant to the terms set forth in Section 6.3 of the Supply Agreement; and

          (VII) [**].

     13.6 CEPHALON'S RIGHTS ON EXPIRATION. Upon the expiration of this Agreement, Cephalon shall have a non-exclusive, perpetual, fully paid-up license, without the right to sublicense, under the Alkermes Patents and the Alkermes Know-How to use, sell, offer for sale and import the Products in the Field in the Territory. If either Party wishes to negotiate terms and conditions upon which the Parties will continue to collaborate in the Development, Commercialization or Manufacture of the Products in the Field in the Territory following the expiration of this Agreement, then such Party shall notify the other Party and following the other Party's receipt of such notice, the Parties shall negotiate in good faith the terms and conditions for such continued collaboration.

     13.7 RIGHT TO TERMINATE UPON BANKRUPTCY. Either Party may, in addition to any other remedies available to it by Law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, by notice to the other Party in the event (i) the other Party shall have become bankrupt or shall have made an assignment for the benefit of its creditors; (ii) there shall have been appointed a trustee or receiver for the other Party or for all or a substantial part of its property; or (iii) any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or Law of any jurisdiction now or hereafter in effect, and any such event shall have continued for [**] days undismissed, unbonded and/or undischarged.

     13.8 SURVIVAL OF CERTAIN PROVISIONS. Termination of this Agreement for any reason or expiration of this Agreement shall not release either Party from any obligation arising prior to the date of termination. The rights and obligations under Sections 3.5,

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7.1.2, 7.4.3, 7.4.5 and 7.5 (with respect to the Joint Patents), 9.6.2, 9.7 -
9.10, 13.3.2, 13.4, 13.5, 13.6, and this Section 13.8 and Articles 8, 11, 12 and
14, in each case only in the event and to the extent applicable and subject to the terms and conditions stated therein, shall survive any termination or expiration of this Agreement. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement shall also survive, but only to the extent required for the full performance of this Agreement. Any right to terminate this Agreement, and any rights a Party has under Sections 13.3, 13.4 and 13.5, as applicable, shall be in addition to and not in lieu of all other rights or remedies that the Party giving notice of termination may have at Law or in equity or otherwise.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 NOTICES. All notices, reports, requests or demands required or permitted under this Agreement shall be sent by air courier or by facsimile, with confirmed transmission, properly addressed to the respective Parties as follows:

          If to Alkermes:
             Alkermes, Inc.
             88 Sidney Street
             Cambridge, Massachusetts 02139
             Attention: Chief Executive Officer
             Facsimile No.: [**]

          with a copy to:

             Alkermes, Inc.
             88 Sidney Street
             Cambridge, Massachusetts 02139
             Attention: General Counsel
             Facsimile No.: [**]

          If to Cephalon:
             Cephalon, Inc.
             41 Moores Road
             Frazer, Pennsylvania 19355
             Attn: Chief Executive Officer
             Facsimile No.: [**]

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          with a copy to:

             Cephalon, Inc.
             41 Moores Road
             Frazer, Pennsylvania 19355
             Attn: General Counsel
             Facsimile No.: [**]

or to such addresses or addresses as the Parties hereto may designate for such purposes during the Term. Notices shall be deemed to have been sufficiently given or made: (i) if by facsimile with confirmed transmission, when performed, and (ii) if by air courier upon receipt by the Party.

     14.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (other than its choice of law principles).

     14.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits hereto and the Supply Agreement, including all consideration and the rights and obligations of the Parties under such agreements, represents the entire agreement between the Parties regarding the subject matter hereof and thereof, and there are no prior or contemporaneous written or oral promises or representations relating to this subject not incorporated herein. No amendment or modification of the terms and conditions of this Agreement shall be binding on either Party unless reduced to writing referencing this Agreement and signed by an authorized officer of the Party to be bound. In the event of a conflict between the provisions of this Agreement and those of the Supply Agreement, the provisions of the Supply Agreement shall control.

     14.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. This Agreement shall not be assignable by either Party without the other's prior written consent; provided, however, that either Party may assign this Agreement, without the other Party's written consent but after providing [**] days prior notice to the other Party, to an Affiliate or to any successor pursuant to a sale, license, lease or other transfer or disposition to such successor of more than fifty percent (50%) of the assets of such Party; or an acquisition, reorganization, merger, consolidation, business combination, share exchange or similar transaction or series of related transactions with such successor that results in an acquisition by such successor of fifty percent (50%) or more of the voting control or other ownership interest in such Party.

     14.5 WAIVER. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall

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be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

     14.6 SEVERABILITY. If any part of this Agreement shall be found to be invalid or unenforceable under applicable Law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction. In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

     14.7 PUBLICITY. Subject to the further provisions of this Section 14.7, neither Party shall originate any written publicity, news release or public announcement, whether to the public or press, concerning this Agreement or the Supply Agreement other than such announcements that are required to be made by Law (or the applicable rules of any securities exchange or market on which a Party's securities are listed or traded) or that are otherwise agreed by the Parties or expressly permitted under this Agreement or the Supply Agreement. An approved press release announcing this Agreement is attached hereto as Exhibit
F. Routine references to this Agreement, the Supply Agreement and the arrangements hereunder and thereunder shall be allowed in the usual course of a Party's business. Once information has been approved for disclosure or publication under this Section 14.7, either Party may use such approved information in written publicity, news releases, public announcements and other future communications with Third Parties. If a Party decides to make an announcement or any filing with a governmental agency or securities exchange or market as required by Law or the applicable rules of any securities exchange or market on which a Party's securities are listed or traded, it will give the other Party at least [**] days advance notice, where possible, of the text of the announcement or content of the filing so that the other Party will have an opportunity to comment upon the announcement or filing. To the extent that the non-disclosing Party reasonably requests that any information in the materials proposed to be disclosed be maintained as confidential, the disclosing Party shall use commercially reasonable efforts to request confidential treatment of such information, except to the extent that the disclosing Party receives advice from its legal counsel that such information is required to be disclosed under applicable Laws.

     14.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

     14.9 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in performing its obligations hereunder (except for payment of money) to the extent, and as long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (a "Force Majeure Delay"), including fire, floods, embargoes, war, insurrections, riots, civil commotions, terrorism,

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strikes, lockouts or other labor disturbances, sabotage, acts of God, failure or delay of transportation, prevention from or hindrance in obtaining energy or other utilities, omissions or delays in acting by any governmental authority, acts of a government or agency thereof or judicial orders or decrees. In the event of a Force Majeure Delay, the affected Party shall give prompt notice thereof to the other Party, shall use commercially reasonable efforts to mitigate the adverse consequences thereof and shall resume performance hereunder with dispatch whenever the consequences of the Force Majeure Delay have been mitigated; provided, however, in no event shall a Party be required to settle any labor dispute or disturbance.

     14.10 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authorized the ambiguous provision.

     14.11 HEADINGS. Headings are for the convenience of reference only and shall not control the construction or interpretation of any of the provisions of this Agreement.

     14.12 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, or joint venture relationship between the Parties. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

     14.13 USE OF NAMES, TRADE NAMES AND TRADEMARKS. Except as expressly provided in this Agreement or the Supply Agreement neither Party shall have the right to use in advertising, publicity, other promotional activities or otherwise any name, trade name, trademark, corporate logo or other designation of the other Party hereto or its Affiliates or sublicensees, including any contraction or abbreviation of any of the foregoing, unless the express written permission of such other Party has been obtained.

     14.14 PERFORMANCE BY AN AFFILIATE. Each of Cephalon and Alkermes acknowledge that obligations under this Agreement may be performed by Affiliates of Cephalon and Alkermes. Each of Cephalon and Alkermes guarantee performance of this Agreement by its Affiliates, notwithstanding any assignment to Affiliates in accordance with Section 14.4 of this Agreement.

     14.15 NON-SOLICITATION OF EMPLOYEES. During the [**] year period following the Effective Date, neither Party shall, directly or indirectly, recruit or solicit any employee of the other Party or any of such other Party's Affiliates if such employee has been materially involved in the performance of this Agreement or the Supply Agreement, except pursuant to general solicitations not targeted at such employees.

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                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized representatives to be effective as of the date set forth above.

ALKERMES, INC.                          CEPHALON, INC.


By: /s/ Michael J. Landine              By: /s/ J. Kevin Buchi
    ---------------------------------       ------------------------------------
Name: Michael J. Landine                Name: J. Kevin Buchi
Title: Vice President, Corporate        Title: Senior Vice President and Chief
       Development                             Financial Officer

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
                                    EXHIBIT A

                                ALKERMES PATENTS

                                 [**] [2 Pages]

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
                                    EXHIBIT B

                         ALKERMES MANUFACTURING PATENTS

                                      [**]

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
                                    EXHIBIT C

                    VIVITREX TRADEMARK AND MEDISORB TRADEMARK

VIVITREX              REGISTERED   US REGISTRATION NO. 2,660,659

VIVITREX AND DESIGN   PENDING      US APPLICATION NO. 76544129

MEDISORB              REGISTERED   US REGISTRATION NO. 2,217,667

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
                                    EXHIBIT D

                DEVELOPMENT PLAN FOR CALENDAR YEARS 2005 AND 2006

                                 [**] [5 Pages]

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
                                    EXHIBIT E

                                      [**]

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
                                    EXHIBIT F

                                  PRESS RELEASE

Filed as Exhibit 99.1 to the Company's Current Report on Form 8-K dated June 29, 2005

** CONFIDENTIAL TREATMENT REQUESTED